Exhibit 99.2

W. P. Carey Inc.
Supplemental Information
First Quarter 2021

Terms and Definitions

As used in this supplemental package, the terms “W. P. Carey,” “WPC,” “we,” “us” and “our” include W. P. Carey Inc., its consolidated subsidiaries and its predecessors, unless otherwise indicated. Other terms and definitions are as follows:

REIT	Real estate investment trust
CPA:18 – Global	Corporate Property Associates 18 – Global Incorporated
CWI 1	Carey Watermark Investors Incorporated
CWI 2	Carey Watermark Investors 2 Incorporated
CESH	Carey European Student Housing Fund I, L.P.
CWI 1 and CWI 2 Merger	Merger between CWI 1 and CWI 2, which closed on April 13, 2020
WLT	Watermark Lodging Trust, Inc., the renamed combined company resulting from the CWI 1 and CWI 2 Merger
Managed Programs	CPA:18 – Global and CESH (CWI 1 and CWI 2 were included in the Managed Programs prior to the CWI 1 and CWI 2 Merger)
U.S.	United States
AUM	Assets under management
ABR	Contractual minimum annualized base rent
NAV	Net asset value per share
SEC	Securities and Exchange Commission
GBP	British pound sterling
JPY	Japanese yen
LIBOR	London Interbank Offered Rate
EURIBOR	Euro Interbank Offered Rate

Important Note Regarding Non-GAAP Financial Measures

This supplemental package includes certain “non-GAAP” supplemental measures that are not defined by generally accepted accounting principles (“GAAP”), including funds from operations (“FFO”); adjusted funds from operations (“AFFO”); earnings before interest, taxes, depreciation and amortization (“EBITDA”); adjusted EBITDA; pro rata cash net operating income (“pro rata cash NOI”); normalized pro rata cash NOI; same store pro rata rental income; cash interest expense; and cash interest expense coverage ratio. FFO is a non-GAAP measure defined by the National Association of Real Estate Investments Trusts, Inc. (“NAREIT”), an industry trade group. Reconciliations of these non-GAAP financial measures to their most directly comparable GAAP measures are provided within this supplemental package. In addition, refer to the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of these non-GAAP financial measures and other metrics.

Amounts may not sum to totals due to rounding.

W. P. Carey Inc.
Supplemental Information – First Quarter 2021

W. P. Carey Inc.
Overview – First Quarter 2021

Summary Metrics
As of or for the three months ended March 31, 2021.

Financial Results
	Segment
	Owned Real Estate	Investment Management	Total
Revenues, including reimbursable costs – consolidated ($000s)	$306,171	$4,995	$311,166
Net income attributable to W. P. Carey ($000s)	44,587	7,047	51,634
Net income attributable to W. P. Carey per diluted share	0.25	0.04	0.29
Normalized pro rata cash NOI from real estate ($000s) (a) (b)	285,247	N/A	285,247
Adjusted EBITDA ($000s) (a) (b)	270,370	6,009	276,379
AFFO attributable to W. P. Carey ($000s) (a) (b)	210,328	6,158	216,486
AFFO attributable to W. P. Carey per diluted share (a) (b)	1.19	0.03	1.22

Dividends declared per share – current quarter			1.048
Dividends declared per share – current quarter annualized			4.192
Dividend yield – annualized, based on quarter end share price of $70.76			5.9%
Dividend payout ratio – for the three months ended March 31, 2021 (c)			85.9%

Balance Sheet and Capitalization
Equity market capitalization – based on quarter end share price of $70.76 ($000s)			$12,561,383
Pro rata net debt ($000s) (d)			6,552,139
Enterprise value ($000s)			19,113,522

Total consolidated debt ($000s)			6,520,374
Gross assets ($000s) (e)			15,825,082
Liquidity ($000s) (f)			2,147,643

Pro rata net debt to enterprise value (b)			34.3%
Pro rata net debt to adjusted EBITDA (annualized) (a) (b)			5.9x
Total consolidated debt to gross assets			41.2%
Total consolidated secured debt to gross assets			4.6%
Cash interest expense coverage ratio (a)			5.2x

Weighted-average interest rate (b)			2.7%
Weighted-average debt maturity (years) (b)			5.9

Moody's Investors Service – issuer rating (g)			Baa2 (positive)
Standard & Poor's Ratings Services – issuer rating			BBB (stable)

Real Estate Portfolio (Pro Rata)
ABR – total portfolio ($000s) (h)			$1,184,962
ABR – unencumbered portfolio ($000s) (h) (i)			$1,031,294
Number of net-leased properties			1,261
Number of operating properties (j)			20
Number of tenants – net-leased properties			351

ABR from investment grade tenants as a % of total ABR – net-leased properties (k)			29.7%

Net-leased properties – square footage (millions)			145.9

Occupancy – net-leased properties			98.3%
Weighted-average lease term (years)			10.6

Maximum commitment for capital investments and commitments expected to be completed during 2021 ($000s)			$129,062
Acquisitions and completed capital investments and commitments – current quarter ($000s)			213,756
Dispositions – current quarter ($000s)			13,703
________
(a)Normalized pro rata cash NOI, adjusted EBITDA, AFFO and cash interest expense coverage ratio are non-GAAP measures. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of our non-GAAP measures and for details on how certain non-GAAP measures are calculated.
(b)Presented on a pro rata basis. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.
(c)Represents dividends declared per share divided by AFFO per diluted share on a year-to-date basis.

Investing for the long runTM | 1

W. P. Carey Inc.
Overview – First Quarter 2021

(d)Represents total pro rata debt outstanding less consolidated cash and cash equivalents. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.
(e)Gross assets represent consolidated total assets before accumulated depreciation on buildings and improvements. Gross assets are net of accumulated amortization on in-place lease intangible assets of $845.2 million and above-market rent intangible assets of $450.5 million.
(f)Represents (i) availability under our Senior Unsecured Credit Facility (net of amounts reserved for standby letters of credit), (ii) consolidated cash and cash equivalents, and (iii) available proceeds under our forward sale agreements (based on 2,510,709 remaining shares and a net offering price of $63.86 as of March 31, 2021, which will be updated at each quarter end).
(g)In April 2021, Moody’s Investors Service upgraded our issuer outlook from “stable” to “positive.”
(h)See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of ABR.
(i)Represents ABR from properties unencumbered by non-recourse mortgage debt.
(j)Comprised of 19 self-storage properties and one hotel.
(k)Percentage of portfolio is based on ABR, as of March 31, 2021. Includes tenants or guarantors with investment grade ratings (22.4%) and subsidiaries of non-guarantor parent companies with investment grade ratings (7.3%). Investment grade refers to an entity with a rating of BBB- or higher from Standard & Poor’s Ratings Services or Baa3 or higher from Moody’s Investors Service. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of ABR.

Investing for the long runTM | 2

W. P. Carey Inc.
Overview – First Quarter 2021

Components of Net Asset Value
Dollars in thousands, except per share amounts.

Real Estate	Three Months Ended Mar. 31, 2021	Annualized
Normalized pro rata cash NOI (a) (b)	$285,247	$1,140,988

Investment Management
Adjusted EBITDA (a) (b)	6,009	24,036
Selected Components of Adjusted EBITDA:
Asset management revenue	3,954	15,816
Operating partnership interest in real estate cash flow of CPA:18 – Global (c)	1,539	6,156
Back-end fees and interests associated with the Managed Programs	See the Summary of Future Liquidity Considerations for the Managed Programs section for details.

Balance Sheet – Selected Information (Consolidated Unless Otherwise Stated)		As of Mar. 31, 2021
Assets
Book value of real estate excluded from normalized pro rata cash NOI (d)		$205,895
Cash and cash equivalents		229,153
Due from affiliates		4,027
Other assets, net:
Investment in shares of Lineage Logistics (a cold storage REIT)		$313,409
Straight-line rent adjustments		195,369
Office lease right-of-use assets, net		59,886
Restricted cash, including escrow		55,345
Deferred charges		47,520
Taxes receivable		43,638
Non-rent tenant and other receivables		39,293
Loans receivable		24,143
Deferred income taxes		15,717
Securities and derivatives		15,690
Leasehold improvements, furniture and fixtures		15,393
Prepaid expenses		10,598
Investment in shares of Guggenheim Credit Income Fund		5,512
Other intangible assets, net		3,815
Rent receivables (e)		3,642
Other		8,645
Total other assets, net (excluding investment in preferred shares of WLT, as disclosed below)		$857,615

Liabilities
Total pro rata debt outstanding (b) (f)		$6,781,292
Dividends payable		188,569
Deferred income taxes		138,973
Accounts payable, accrued expenses and other liabilities:
Operating lease liabilities		$153,753
Accounts payable and accrued expenses		146,629
Prepaid and deferred rents		103,572
Disposition deposit (g)		73,868
Tenant security deposits		54,283
Accrued taxes payable		41,517
Securities and derivatives		7,150
Other		37,528
Total accounts payable, accrued expenses and other liabilities		$618,300

Investing for the long runTM | 3

W. P. Carey Inc.
Overview – First Quarter 2021

Other	Ownership %	Estimated Value / Carrying Value
Ownership in Managed Programs: (h)
CPA:18 – Global (i)	4.8%	$64,752
CESH (j)	2.4%	3,492
		68,244
Ownership in WLT: (k)
Investment in preferred shares of WLT	N/A	46,312
Investment in common shares of WLT	5.3%	39,700
		86,012
		$154,256
________
(a)Normalized pro rata cash NOI and adjusted EBITDA are non-GAAP measures. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of our non-GAAP measures and for details on how they are calculated.
(b)Presented on a pro rata basis. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.
(c)We are entitled to receive distributions of up to 10% of the Available Cash of CPA:18 – Global, as defined in its operating partnership agreement.
(d)Represents the value of real estate not included in normalized pro rata cash NOI, such as vacant assets, in-progress build-to-suit properties, real estate under construction for certain expansion projects at existing properties and a common equity interest in a Las Vegas retail center.
(e)Comprised of (i) $3.6 million of rent receivables that were subsequently collected as of the date of this report and (ii) less than $0.1 million of rent receivables that are expected to be collected during 2021.
(f)Excludes unamortized discount, net totaling $35.0 million and unamortized deferred financing costs totaling $29.9 million as of March 31, 2021.
(g)Represents cash received as of March 31, 2021 for the disposition of a seven-property portfolio that closed in April 2021.
(h)Separate from operating partnership interest in our affiliate, CPA:18 – Global, and our interests in unconsolidated real estate joint ventures with CPA:18 – Global.
(i)The estimated value of CPA:18 – Global is based on the estimated NAV of its Class A common stock of $8.91 as of December 31, 2020, which was calculated by relying in part on an estimate of the fair market value of the real estate portfolio adjusted to give effect to mortgage loans, both provided by third parties, as well as other adjustments. Refer to the SEC filings of CPA:18 – Global for the calculation methodology of its NAVs.
(j)We own limited partnership units of CESH at its private placement price of $1,000 per unit; we do not intend to calculate a NAV for CESH.
(k)The carrying value of our investment in 12,208,243 common shares of WLT is included in Equity investments in the Managed Programs and real estate (as an equity investment in real estate) on our consolidated balance sheets. The carrying value of our investment in 1,300,000 preferred shares of WLT is included in Other assets, net on our consolidated balance sheets as available-for-sale debt securities. Both investments are recorded on a one quarter lag and are included within our Real Estate segment.

Investing for the long runTM | 4

W. P. Carey Inc.
Financial Results
First Quarter 2021

Investing for the long runTM | 5

W. P. Carey Inc.
Financial Results – First Quarter 2021

Consolidated Statements of Income – Last Five Quarters
In thousands, except share and per share amounts.

	Three Months Ended
	Mar. 31, 2021	Dec. 31, 2020	Sep. 30, 2020	Jun. 30, 2020	Mar. 31, 2020
Revenues
Real Estate:
Lease revenues	$301,765	$298,235	$293,856	$280,303	$282,110
Lease termination income and other	2,227	2,103	1,565	1,917	6,509
Operating property revenues	2,179	2,031	1,974	1,427	5,967
	306,171	302,369	297,395	283,647	294,586
Investment Management:
Asset management and other revenue	3,954	3,864	3,748	4,472	10,383
Reimbursable costs from affiliates	1,041	1,138	1,276	2,411	4,030
	4,995	5,002	5,024	6,883	14,413
	311,166	307,371	302,419	290,530	308,999
Operating Expenses
Depreciation and amortization	110,322	110,913	108,351	107,477	116,194
General and administrative	22,083	18,334	19,399	17,472	20,745
Reimbursable tenant costs	15,758	13,710	15,728	13,796	13,175
Property expenses, excluding reimbursable tenant costs	10,883	10,418	11,923	11,651	10,075
Stock-based compensation expense	5,381	5,795	4,564	2,918	2,661
Operating property expenses	1,911	1,696	1,594	1,388	5,223
Reimbursable costs from affiliates	1,041	1,138	1,276	2,411	4,030
Merger and other expenses	(476)	(418)	(596)	1,074	187
Impairment charges	—	16,410	—	—	19,420
Subadvisor fees	—	—	—	192	1,277
	166,903	177,996	162,239	158,379	192,987
Other Income and Expenses
Interest expense	(51,640)	(52,828)	(52,537)	(52,182)	(52,540)
Other gains and (losses) (a)	(41,188)	(1,927)	44,648	4,259	(9,815)
Equity in (losses) earnings of equity method investments in the Managed Programs and real estate (b) (c)	(9,733)	(8,470)	1,720	33,983	(45,790)
Gain on sale of real estate, net	9,372	76,686	20,933	—	11,751
Non-operating income (loss) (d)	6,356	(858)	465	4,588	5,392
	(86,833)	12,603	15,229	(9,352)	(91,002)
Income before income taxes	57,430	141,978	155,409	122,799	25,010
(Provision for) benefit from income taxes	(5,789)	(7,363)	(5,975)	(7,595)	41,692
Net Income	51,641	134,615	149,434	115,204	66,702
Net income attributable to noncontrolling interests (b)	(7)	(43)	(37)	(9,904)	(612)
Net Income Attributable to W. P. Carey	$51,634	$134,572	$149,397	$105,300	$66,090

Basic Earnings Per Share	$0.29	$0.76	$0.85	$0.61	$0.38
Diluted Earnings Per Share	$0.29	$0.76	$0.85	$0.61	$0.38
Weighted-Average Shares Outstanding
Basic	176,640,861	176,366,824	174,974,185	173,401,749	173,249,236
Diluted	176,965,510	176,683,474	175,261,812	173,472,755	173,460,053

Dividends Declared Per Share	$1.048	$1.046	$1.044	$1.042	$1.040
________
(a)Amount for the three months ended March 31, 2021 is primarily comprised of loss on extinguishment of debt of $(59.9) million (of which $(31.7) million mainly comprised fees for the prepayment of certain non-recourse mortgage loans and $(28.2) million mainly comprised a “make-whole” amount paid in connection with the redemption of €500 million of 2.0% Senior Unsecured Notes due 2023 in March 2021), a mark-to-market unrealized gain for our investment in shares of Lineage Logistics of $23.4 million and net loss on foreign currency transactions of $(7.5) million.
(b)Amount for the three months ended June 30, 2020 includes a non-cash net gain of $33.0 million (inclusive of $9.9 million attributable to the redemption of a noncontrolling interest that the former subadvisors for CWI 1 and CWI 2 held in the special general partner interests) recognized in connection with consideration received at closing of the CWI 1 and CWI 2 Merger.
(c)Amount for the three months ended March 31, 2021 includes a non-cash other-than-temporary impairment charge of $6.8 million recognized on an equity method investment in real estate. Amount for the three months ended December 31, 2020 includes a non-cash other-than-temporary impairment charge of $8.3 million recognized on another equity method investment in real estate. Amount for the three months ended March 31, 2020 includes non-cash other-than-temporary impairment charges totaling $47.1 million recognized on our former equity investments in CWI 1 and CWI 2.
(d)Amount for the three months ended March 31, 2021 is comprised of a cash dividend of $6.4 million from our investment in shares of Lineage Logistics, realized losses on foreign currency exchange derivatives of $(0.2) million, distributions of $0.1 million from our investment in shares of Guggenheim Credit Income Fund and interest income on deposits and loans to affiliates of less than $0.1 million.

Investing for the long runTM | 6

W. P. Carey Inc.
Financial Results – First Quarter 2021

Statements of Income, Real Estate – Last Five Quarters
In thousands, except share and per share amounts.

	Three Months Ended
	Mar. 31, 2021	Dec. 31, 2020	Sep. 30, 2020	Jun. 30, 2020	Mar. 31, 2020
Revenues
Lease revenues	$301,765	$298,235	$293,856	$280,303	$282,110
Lease termination income and other	2,227	2,103	1,565	1,917	6,509
Operating property revenues	2,179	2,031	1,974	1,427	5,967
	306,171	302,369	297,395	283,647	294,586
Operating Expenses
Depreciation and amortization (a)	110,322	110,913	108,351	107,477	115,207
General and administrative (a)	22,083	18,334	19,399	17,472	14,922
Reimbursable tenant costs	15,758	13,710	15,728	13,796	13,175
Property expenses, excluding reimbursable tenant costs	10,883	10,418	11,923	11,651	10,075
Stock-based compensation expense (a)	5,381	5,795	4,564	2,918	1,970
Operating property expenses	1,911	1,696	1,594	1,388	5,223
Merger and other expenses	(491)	(724)	(1,016)	935	(132)
Impairment charges	—	16,410	—	—	19,420
	165,847	176,552	160,543	155,637	179,860
Other Income and Expenses
Interest expense	(51,640)	(52,828)	(52,537)	(52,182)	(52,540)
Other gains and (losses)	(42,189)	(1,475)	44,115	5,437	(10,973)
Equity in (losses) earnings of equity method investments in real estate (b)	(11,119)	(11,424)	631	211	1,565
Gain on sale of real estate, net	9,372	76,686	20,933	—	11,751
Non-operating income (loss)	6,272	(1,394)	662	4,505	5,197
	(89,304)	9,565	13,804	(42,029)	(45,000)
Income before income taxes	51,020	135,382	150,656	85,981	69,726
(Provision for) benefit from income taxes	(6,426)	(5,549)	(3,636)	(4,117)	31,800
Net Income from Real Estate	44,594	129,833	147,020	81,864	101,526
Net income attributable to noncontrolling interests	(7)	(43)	(37)	(39)	(612)
Net Income from Real Estate Attributable to W. P. Carey	$44,587	$129,790	$146,983	$81,825	$100,914

Basic Earnings Per Share	$0.25	$0.73	$0.84	$0.47	$0.58
Diluted Earnings Per Share	$0.25	$0.73	$0.84	$0.47	$0.58
Weighted-Average Shares Outstanding
Basic	176,640,861	176,366,824	174,974,185	173,401,749	173,249,236
Diluted	176,965,510	176,683,474	175,261,812	173,472,755	173,460,053
________
(a)Beginning with the second quarter of 2020, general and administrative expenses attributed to our Investment Management segment are comprised of the incremental costs of providing services to the Managed Programs, which are fully reimbursed by those funds (resulting in no net expense for us). All other general and administrative expenses are attributed to our Real Estate segment. In addition, beginning with the second quarter of 2020, stock-based compensation expense and depreciation and amortization expense are fully recognized within our Real Estate segment. In light of the termination of the advisory agreements with CWI 1 and CWI 2 in connection with the WLT management internalization, we now view essentially all assets, liabilities and operational expenses as part of our Real Estate segment, other than incremental activities that are expected to wind down as we manage CPA:18 – Global and CESH through the end of their respective life cycles.
(b)Amount for the three months ended March 31, 2021 includes a non-cash other-than-temporary impairment charge of $6.8 million recognized on an equity method investment in real estate. Amount for the three months ended December 31, 2020 includes a non-cash other-than-temporary impairment charge of $8.3 million recognized on another equity method investment in real estate.

Investing for the long runTM | 7

W. P. Carey Inc.
Financial Results – First Quarter 2021

Statements of Income, Investment Management – Last Five Quarters
In thousands, except share and per share amounts.

	Three Months Ended
	Mar. 31, 2021	Dec. 31, 2020	Sep. 30, 2020	Jun. 30, 2020	Mar. 31, 2020
Revenues
Asset management and other revenue	$3,954	$3,864	$3,748	$4,472	$10,383
Reimbursable costs from affiliates	1,041	1,138	1,276	2,411	4,030
	4,995	5,002	5,024	6,883	14,413
Operating Expenses
Reimbursable costs from affiliates	1,041	1,138	1,276	2,411	4,030
Merger and other expenses	15	306	420	139	319
Subadvisor fees	—	—	—	192	1,277
General and administrative (a)	—	—	—	—	5,823
Depreciation and amortization (a)	—	—	—	—	987
Stock-based compensation expense (a)	—	—	—	—	691
	1,056	1,444	1,696	2,742	13,127
Other Income and Expenses
Equity in earnings (losses) of equity method investments in the Managed Programs (b) (c)	1,386	2,954	1,089	33,772	(47,355)
Other gains and (losses)	1,001	(452)	533	(1,178)	1,158
Non-operating income (loss)	84	536	(197)	83	195
	2,471	3,038	1,425	32,677	(46,002)
Income (loss) before income taxes	6,410	6,596	4,753	36,818	(44,716)
Benefit from (provision for) income taxes	637	(1,814)	(2,339)	(3,478)	9,892
Net Income (Loss) from Investment Management	7,047	4,782	2,414	33,340	(34,824)
Net income attributable to noncontrolling interests (b)	—	—	—	(9,865)	—
Net Income (Loss) from Investment Management Attributable to W. P. Carey	$7,047	$4,782	$2,414	$23,475	$(34,824)

Basic Earnings (Loss) Per Share	$0.04	$0.03	$0.01	$0.14	$(0.20)
Diluted Earnings (Loss) Per Share	$0.04	$0.03	$0.01	$0.14	$(0.20)
Weighted-Average Shares Outstanding
Basic	176,640,861	176,366,824	174,974,185	173,401,749	173,249,236
Diluted	176,965,510	176,683,474	175,261,812	173,472,755	173,460,053
________
(a)Beginning with the second quarter of 2020, general and administrative expenses attributed to our Investment Management segment are comprised of the incremental costs of providing services to the Managed Programs, which are fully reimbursed by those funds (resulting in no net expense for us). All other general and administrative expenses are attributed to our Real Estate segment. In addition, beginning with the second quarter of 2020, stock-based compensation expense and depreciation and amortization expense are fully recognized within our Real Estate segment. In light of the termination of the advisory agreements with CWI 1 and CWI 2 in connection with the WLT management internalization, we now view essentially all assets, liabilities and operational expenses as part of our Real Estate segment, other than incremental activities that are expected to wind down as we manage CPA:18 – Global and CESH through the end of their respective life cycles.
(b)Amount for the three months ended June 30, 2020 includes a non-cash net gain of $33.0 million (inclusive of $9.9 million attributable to the redemption of a noncontrolling interest that the former subadvisors for CWI 1 and CWI 2 held in the special general partner interests) recognized in connection with consideration received at closing of the CWI 1 and CWI 2 Merger.
(c)Amount for the three months ended March 31, 2020 includes non-cash other-than-temporary impairment charges totaling $47.1 million recognized on our former equity investments in CWI 1 and CWI 2.

Investing for the long runTM | 8

W. P. Carey Inc.
Financial Results – First Quarter 2021

FFO and AFFO, Consolidated – Last Five Quarters
In thousands, except share and per share amounts.

	Three Months Ended
	Mar. 31, 2021	Dec. 31, 2020	Sep. 30, 2020	Jun. 30, 2020	Mar. 31, 2020
Net income attributable to W. P. Carey	$51,634	$134,572	$149,397	$105,300	$66,090
Adjustments:
Depreciation and amortization of real property	109,204	109,538	107,170	106,264	114,913
Gain on sale of real estate, net	(9,372)	(76,686)	(20,933)	—	(11,751)
Impairment charges	—	16,410	—	—	19,420
Proportionate share of adjustments to equity in net income of partially owned entities (a) (b) (c) (d)	10,306	11,819	3,500	(19,117)	50,477
Proportionate share of adjustments for noncontrolling interests (e)	(4)	(4)	(4)	(588)	578
Total adjustments	110,134	61,077	89,733	86,559	173,637
FFO (as defined by NAREIT) Attributable to W. P. Carey (f)	161,768	195,649	239,130	191,859	239,727
Adjustments:
Other (gains) and losses (g)	41,188	1,927	(44,648)	(4,259)	9,815
Above- and below-market rent intangible lease amortization, net	12,115	11,504	12,472	12,956	11,780
Straight-line and other rent adjustments	(8,751)	(9,571)	(13,115)	(11,720)	(7,092)
Stock-based compensation	5,381	5,795	4,564	2,918	2,661
Amortization of deferred financing costs	3,413	3,209	2,932	2,993	3,089
Tax (benefit) expense – deferred and other (h) (i) (j)	(3,387)	32	(715)	(229)	(47,923)
Merger and other expenses	(476)	(418)	(596)	1,074	187
Other amortization and non-cash items	29	460	508	488	408
Proportionate share of adjustments to equity in net income of partially owned entities (d) (k)	5,211	4,246	1,429	1,251	3,895
Proportionate share of adjustments for noncontrolling interests (b)	(5)	(152)	(6)	579	(7)
Total adjustments	54,718	17,032	(37,175)	6,051	(23,187)
AFFO Attributable to W. P. Carey (f)	$216,486	$212,681	$201,955	$197,910	$216,540

Summary
FFO (as defined by NAREIT) attributable to W. P. Carey (f)	$161,768	$195,649	$239,130	$191,859	$239,727
FFO (as defined by NAREIT) attributable to W. P. Carey per diluted share (e)	$0.91	$1.11	$1.36	$1.11	$1.38
AFFO attributable to W. P. Carey (f)	$216,486	$212,681	$201,955	$197,910	$216,540
AFFO attributable to W. P. Carey per diluted share (f)	$1.22	$1.20	$1.15	$1.14	$1.25
Diluted weighted-average shares outstanding	176,965,510	176,683,474	175,261,812	173,472,755	173,460,053
________
(a)Amount for the three months ended March 31, 2021 includes a non-cash other-than-temporary impairment charge of $6.8 million recognized on an equity method investment in real estate. Amount for the three months ended December 31, 2020 includes a non-cash other-than-temporary impairment charge of $8.3 million recognized on another equity method investment in real estate.
(b)Amount for the three months ended June 30, 2020 includes a non-cash net gain of $33.0 million (inclusive of $9.9 million attributable to the redemption of a noncontrolling interest that the former subadvisors for CWI 1 and CWI 2 held in the special general partner interests) recognized in connection with consideration received at closing of the CWI 1 and CWI 2 Merger.
(c)Amount for the three months ended March 31, 2020 includes non-cash other-than-temporary impairment charges totaling $47.1 million recognized on our former equity investments in CWI 1 and CWI 2.
(d)Equity income, including amounts that are not typically recognized for FFO and AFFO, is recognized within Equity in earnings of equity method investments in the Managed Programs and real estate on the consolidated statements of income. This represents adjustments to equity income to reflect FFO and AFFO on a pro rata basis.
(e)Adjustments disclosed elsewhere in this reconciliation are on a consolidated basis. This adjustment reflects our FFO or AFFO on a pro rata basis.
(f)FFO and AFFO are non-GAAP measures. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of our non-GAAP measures.
(g)Amount for the three months ended March 31, 2021 is primarily comprised of loss on extinguishment of debt of $(59.9) million (of which $(31.7) million mainly comprised fees for the prepayment of certain non-recourse mortgage loans and $(28.2) million mainly comprised a “make-whole” amount paid in connection with the redemption of €500 million of 2.0% Senior Unsecured Notes due 2023 in March 2021), a mark-to-market unrealized gain for our investment in shares of Lineage Logistics of $23.4 million and net loss on foreign currency transactions of $(7.5) million. Amounts from period to period will not be comparable due to unpredictable fluctuations in these gains and losses.
(h)Amount for the three months ended June 30, 2020 includes one-time taxes incurred upon the recognition of taxable income associated with the accelerated vesting of shares previously issued by CWI 1 and CWI 2 to us for asset management services performed, in connection with the CWI 1 and CWI 2 Merger.
(i)Amount for the three months ended March 31, 2020 includes a non-cash deferred tax benefit of $37.2 million as a result of the release of a deferred tax liability relating to our investment in shares of Lineage Logistics, which converted to a REIT during that period and is therefore no longer subject to federal and state income taxes.

Investing for the long runTM | 9

W. P. Carey Inc.
Financial Results – First Quarter 2021

(j)Amount for the year ended December 31, 2020 includes a one-time tax benefit of $4.7 million as a result of carrying back certain net operating losses in accordance with the CARES Act, which was enacted on March 27, 2020.
(k)Beginning with the first quarter of 2020, this adjustment includes distributions received from CWI 1 and CWI 2 (through April 13, 2020, the date of the CWI 1 and CWI 2 Merger) and from WLT (after April 13, 2020) in place of our pro rata share of net income from our ownership of shares of CWI 1, CWI 2, and WLT, as applicable. We did not receive any such distributions during 2021 or 2020, due to the adverse effect of the COVID-19 pandemic.

Investing for the long runTM | 10

W. P. Carey Inc.
Financial Results – First Quarter 2021

FFO and AFFO, Real Estate – Last Five Quarters
In thousands, except share and per share amounts.

	Three Months Ended
	Mar. 31, 2021	Dec. 31, 2020	Sep. 30, 2020	Jun. 30, 2020	Mar. 31, 2020
Net income from Real Estate attributable to W. P. Carey	$44,587	$129,790	$146,983	$81,825	$100,914
Adjustments:
Depreciation and amortization of real property	109,204	109,538	107,170	106,264	114,913
Gain on sale of real estate, net	(9,372)	(76,686)	(20,933)	—	(11,751)
Impairment charges	—	16,410	—	—	19,420
Proportionate share of adjustments to equity in net income of partially owned entities (a) (b)	10,306	11,819	3,500	3,352	3,365
Proportionate share of adjustments for noncontrolling interests (c)	(4)	(4)	(4)	(588)	578
Total adjustments	110,134	61,077	89,733	109,028	126,525
FFO (as defined by NAREIT) Attributable to W. P. Carey – Real Estate (d)	154,721	190,867	236,716	190,853	227,439
Adjustments:
Other (gains) and losses (e)	42,189	1,475	(44,115)	(5,437)	10,973
Above- and below-market rent intangible lease amortization, net	12,115	11,504	12,472	12,956	11,780
Straight-line and other rent adjustments	(8,751)	(9,571)	(13,115)	(11,720)	(7,092)
Stock-based compensation	5,381	5,795	4,564	2,918	1,970
Amortization of deferred financing costs	3,413	3,209	2,932	2,993	3,089
Tax benefit – deferred and other (f)	(2,595)	(1,595)	(2,909)	(3,051)	(37,956)
Merger and other expenses	(491)	(724)	(1,016)	935	(132)
Other amortization and non-cash items	29	460	508	488	209
Proportionate share of adjustments to equity in net income of partially owned entities (b) (g)	4,322	4,458	739	166	(274)
Proportionate share of adjustments for noncontrolling interests (c)	(5)	(152)	(6)	579	(7)
Total adjustments	55,607	14,859	(39,946)	827	(17,440)
AFFO Attributable to W. P. Carey – Real Estate (d)	$210,328	$205,726	$196,770	$191,680	$209,999

Summary
FFO (as defined by NAREIT) attributable to W. P. Carey – Real Estate (d)	$154,721	$190,867	$236,716	$190,853	$227,439
FFO (as defined by NAREIT) attributable to W. P. Carey per diluted share – Real Estate (d)	$0.88	$1.08	$1.35	$1.10	$1.31
AFFO attributable to W. P. Carey – Real Estate (d)	$210,328	$205,726	$196,770	$191,680	$209,999
AFFO attributable to W. P. Carey per diluted share – Real Estate (d)	$1.19	$1.16	$1.12	$1.10	$1.21
Diluted weighted-average shares outstanding	176,965,510	176,683,474	175,261,812	173,472,755	173,460,053
________
(a)Amount for the three months ended March 31, 2021 includes a non-cash other-than-temporary impairment charge of $6.8 million recognized on an equity method investment in real estate. Amount for the three months ended December 31, 2020 includes a non-cash other-than-temporary impairment charge of $8.3 million recognized on another equity method investment in real estate.
(b)Equity income, including amounts that are not typically recognized for FFO and AFFO, is recognized within Equity in earnings of equity method investments in the Managed Programs and real estate on the consolidated statements of income. This represents adjustments to equity income to reflect FFO and AFFO on a pro rata basis.
(c)Adjustments disclosed elsewhere in this reconciliation are on a consolidated basis. This adjustment reflects our FFO or AFFO on a pro rata basis.
(d)FFO and AFFO are non-GAAP measures. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of our non-GAAP measures.
(e)Amount for the three months ended March 31, 2021 is primarily comprised of loss on extinguishment of debt of $(59.9) million (of which $(31.7) million mainly comprised fees for the prepayment of certain non-recourse mortgage loans and $(28.2) million mainly comprised a “make-whole” amount paid in connection with the redemption of €500 million of 2.0% Senior Unsecured Notes due 2023 in March 2021), a mark-to-market unrealized gain for our investment in shares of Lineage Logistics of $23.4 million and net loss on foreign currency transactions of $(7.5) million. Amounts from period to period will not be comparable due to unpredictable fluctuations in these gains and losses.
(f)Amount for the three months ended March 31, 2020 includes a non-cash deferred tax benefit of $37.2 million as a result of the release of a deferred tax liability relating to our investment in shares of Lineage Logistics, which converted to a REIT during that period and is therefore no longer subject to federal and state income taxes.
(g)Subsequent to the CWI 1 and CWI 2 Merger on April 13, 2020, this adjustment includes distributions received from WLT in place of our pro rata share of net income from our ownership of shares of WLT. We did not receive any such distributions during 2021 or 2020, due to the adverse effect of the COVID-19 pandemic.

Investing for the long runTM | 11

W. P. Carey Inc.
Financial Results – First Quarter 2021

FFO and AFFO, Investment Management – Last Five Quarters
In thousands, except share and per share amounts.

	Three Months Ended
	Mar. 31, 2021	Dec. 31, 2020	Sep. 30, 2020	Jun. 30, 2020	Mar. 31, 2020
Net income (loss) from Investment Management attributable to W. P. Carey	$7,047	$4,782	$2,414	$23,475	$(34,824)
Adjustments:
Proportionate share of adjustments to equity in net income of partially owned entities (a) (b) (c)	—	—	—	(22,469)	47,112
Total adjustments	—	—	—	(22,469)	47,112
FFO (as defined by NAREIT) Attributable to W. P. Carey – Investment Management (d)	7,047	4,782	2,414	1,006	12,288
Adjustments:
Other (gains) and losses (e)	(1,001)	452	(533)	1,178	(1,158)
Tax (benefit) expense – deferred and other (f) (g)	(792)	1,627	2,194	2,822	(9,967)
Merger and other expenses	15	306	420	139	319
Stock-based compensation	—	—	—	—	691
Other amortization and non-cash items	—	—	—	—	199
Proportionate share of adjustments to equity in net income of partially owned entities (b) (h)	889	(212)	690	1,085	4,169
Total adjustments	(889)	2,173	2,771	5,224	(5,747)
AFFO Attributable to W. P. Carey – Investment Management (d)	$6,158	$6,955	$5,185	$6,230	$6,541

Summary
FFO (as defined by NAREIT) attributable to W. P. Carey – Investment Management (d)	$7,047	$4,782	$2,414	$1,006	$12,288
FFO (as defined by NAREIT) attributable to W. P. Carey per diluted share – Investment Management (d)	$0.03	$0.03	$0.01	$0.01	$0.07
AFFO attributable to W. P. Carey – Investment Management (d)	$6,158	$6,955	$5,185	$6,230	$6,541
AFFO attributable to W. P. Carey per diluted share – Investment Management (d)	$0.03	$0.04	$0.03	$0.04	$0.04
Diluted weighted-average shares outstanding	176,965,510	176,683,474	175,261,812	173,472,755	173,460,053
________
(a)Amount for the three months ended June 30, 2020 includes a non-cash net gain of $33.0 million (inclusive of $9.9 million attributable to the redemption of a noncontrolling interest that the former subadvisors for CWI 1 and CWI 2 held in the special general partner interests) recognized in connection with consideration received at closing of the CWI 1 and CWI 2 Merger.
(b)Equity income, including amounts that are not typically recognized for FFO and AFFO, is recognized within Equity in earnings of equity method investments in the Managed Programs and real estate on the consolidated statements of income. This represents adjustments to equity income to reflect FFO and AFFO on a pro rata basis.
(c)Amount for the three months ended March 31, 2020 represents non-cash other-than-temporary impairment charges recognized on our former equity investments in CWI 1 and CWI 2.
(d)FFO and AFFO are non-GAAP measures. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of our non-GAAP measures.
(e)Amount for the three months ended March 31, 2021 is primarily comprised of gain on marketable securities of $1.1 million. Amounts from period to period will not be comparable due to unpredictable fluctuations in these gains and losses.
(f)Amount for the three months ended June 30, 2020 includes one-time taxes incurred upon the recognition of taxable income associated with the accelerated vesting of shares previously issued by CWI 1 and CWI 2 to us for asset management services performed, in connection with the CWI 1 and CWI 2 Merger.
(g)Amount for the year ended December 31, 2020 includes a one-time tax benefit of $4.7 million as a result of carrying back certain net operating losses in accordance with the CARES Act, which was enacted on March 27, 2020.
(h)For the first quarter of 2020, and through April 13, 2020 (the date of the CWI 1 and CWI 2 Merger), this adjustment includes distributions received from CWI 1 and CWI 2 in place of our pro rata share of net income from our ownership of shares of CWI 1 and CWI 2.

Investing for the long runTM | 12

W. P. Carey Inc.
Financial Results – First Quarter 2021

Elements of Pro Rata Statement of Income and AFFO Adjustments
In thousands. For the three months ended March 31, 2021.

We believe that the table below is useful for investors to help them better understand our business by illustrating the impact of each of our AFFO adjustments on our GAAP statement of income line items. This presentation is not an alternative to the GAAP statement of income, nor is AFFO an alternative to net income as determined by GAAP.

	Equity Investments (a)	Noncontrolling Interests (b)	AFFO Adjustments
Revenues
Real Estate:
Lease revenues	$4,556	$(29)	$3,379	(c)
Lease termination income and other	7	—	—
Operating property revenues:
Hotel revenues	—	—	—
Self-storage revenues	1,513	—	—

Investment Management:
Asset management and other revenue	—	—	—
Reimbursable costs from affiliates	—	—	—

Operating Expenses
Depreciation and amortization	3,327	(4)	(112,725)	(d)
General and administrative	6	—	—
Reimbursable tenant costs	654	(6)	—
Property expenses, excluding reimbursable tenant costs	250	—	(431)	(e)
Stock-based compensation expense	—	—	(5,381)	(e)
Operating property expenses:	—
Hotel expenses	—	—	—
Self-storage expenses	682	—	(25)
Reimbursable costs from affiliates	—	—	—
Merger and other expenses	—	—	476

Other Income and Expenses
Interest expense	(1,399)	—	2,826	(f)
Other gains and (losses)	29	5	41,154	(g)
Equity in losses of equity method investments in the Managed Programs and real estate:
Loss related to joint ventures	(21)	—	6,968	(h)
Loss related to our ownership in WLT	—	—	4,483	(i)
Income related to our general partnership interest in CPA:18 – Global	—	—	—
Loss related to our ownership in the Managed Programs	—	—	888
Gain on sale of real estate, net	—	—	(9,372)
Non-operating income	—	—	—

Provision for income taxes	234	—	(3,560)	(j)
Net income attributable to noncontrolling interests	—	14	—
________
(a)Represents the break-out by line item of amounts recorded in Equity in earnings of equity method investments in the Managed Programs and real estate.
(b)Represents the break-out by line item of amounts recorded in Net income attributable to noncontrolling interests.
(c)Represents the reversal of amortization of above- or below-market lease intangibles of $12.1 million and the elimination of non-cash amounts related to straight-line rent and other of $8.7 million.
(d)Adjustment is a non-cash adjustment excluding corporate depreciation and amortization.
(e)Adjustment to exclude a non-cash item.
(f)Represents the elimination of non-cash components of interest expense, such as deferred financing costs, debt premiums and discounts.
(g)Represents eliminations of gains (losses) related to the extinguishment of debt, unrealized foreign currency gains (losses), unrealized gains (losses) on derivatives, gains (losses) on marketable securities, non-cash allowance for credit losses on loans receivable and direct financing leases, and other items.
(h)Adjustments to (i) include our pro rata share of AFFO adjustments from equity investments and (ii) exclude a non-cash impairment charge on a joint venture.
(i)Represents distributions received from WLT in place of our pro rata share of net income from our ownership of shares of WLT. We did not receive any such distributions during the first quarter of 2021 due to the adverse effect of the COVID-19 pandemic.
(j)Primarily represents the elimination of deferred taxes.

Investing for the long runTM | 13

W. P. Carey Inc.
Financial Results – First Quarter 2021

Capital Expenditures
In thousands. For the three months ended March 31, 2021.

Tenant Improvements and Leasing Costs
Leasing costs	$—
Tenant improvements	8,149
Tenant Improvements and Leasing Costs	8,149

Maintenance Capital Expenditures
Net-lease properties	1,500
Operating properties	23
Maintenance Capital Expenditures	1,523

Total: Tenant Improvements and Leasing Costs, and Maintenance Capital Expenditures	$9,672

Non-Maintenance Capital Expenditures
Net-lease properties	$294
Operating properties	—
Non-Maintenance Capital Expenditures	$294

Pre-Development Capital Expenditures
Net-lease properties	$290
Operating properties	—
Pre-Development Capital Expenditures	$290

Investing for the long runTM | 14

W. P. Carey Inc.
Balance Sheets and Capitalization
First Quarter 2021

Investing for the long runTM | 15

W. P. Carey Inc.
Balance Sheets and Capitalization – First Quarter 2021

Consolidated Balance Sheets
In thousands, except share and per share amounts.

	March 31, 2021	December 31, 2020
Assets
Investments in real estate:
Land, buildings and improvements (a)	$10,930,595	$10,939,619
Net investments in direct financing leases	698,852	711,974
In-place lease intangible assets and other	2,295,863	2,301,174
Above-market rent intangible assets	868,242	881,159
Investments in real estate	14,793,552	14,833,926
Accumulated depreciation and amortization (b)	(2,572,091)	(2,490,087)
Assets held for sale, net (c)	14,983	18,590
Net investments in real estate	12,236,444	12,362,429
Equity investments in the Managed Programs and real estate (d)	269,448	283,446
Cash and cash equivalents	229,153	248,662
Due from affiliates	4,027	26,257
Other assets, net	903,927	876,024
Goodwill	905,701	910,818
Total assets	$14,548,700	$14,707,636

Liabilities and Equity
Debt:
Senior unsecured notes, net	$5,451,520	$5,146,192
Unsecured term loans, net	318,440	321,971
Unsecured revolving credit facility	21,751	82,281
Non-recourse mortgages, net	728,663	1,145,554
Debt, net	6,520,374	6,695,998
Accounts payable, accrued expenses and other liabilities	618,300	603,663
Below-market rent and other intangible liabilities, net	192,029	197,248
Deferred income taxes	138,973	145,844
Dividends payable	188,569	186,514
Total liabilities	7,658,245	7,829,267

Preferred stock, $0.001 par value, 50,000,000 shares authorized; none issued	—	—
Common stock, $0.001 par value, 450,000,000 shares authorized; 177,520,962 and 175,401,757 shares, respectively, issued and outstanding	178	175
Additional paid-in capital	9,061,143	8,925,365
Distributions in excess of accumulated earnings	(1,988,440)	(1,850,935)
Deferred compensation obligation	49,815	42,014
Accumulated other comprehensive loss	(233,889)	(239,906)
Total stockholders' equity	6,888,807	6,876,713
Noncontrolling interests	1,648	1,656
Total equity	6,890,455	6,878,369
Total liabilities and equity	$14,548,700	$14,707,636
________
(a)Includes $83.5 million of amounts attributable to operating properties as of both March 31, 2021 and December 31, 2020.
(b)Includes $1.3 billion and $1.2 billion of accumulated depreciation on buildings and improvements as of March 31, 2021 and December 31, 2020, respectively, and $1.3 billion of accumulated amortization on lease intangibles as of both March 31, 2021 and December 31, 2020.
(c)At March 31, 2021, we had three properties classified as Assets held for sale, net, all of which were sold in April 2021. At December 31, 2020, we had four properties classified as Assets held for sale, net, one of which was sold January 2021.
(d)Our equity investments in real estate totaled $210.3 million and $226.9 million as of March 31, 2021 and December 31, 2020, respectively. Our equity investments in the Managed Programs totaled $59.1 million and $56.6 million as of March 31, 2021 and December 31, 2020, respectively.

Investing for the long runTM | 16

W. P. Carey Inc.
Balance Sheets and Capitalization – First Quarter 2021

Capitalization
In thousands, except share and per share amounts. As of March 31, 2021.

Description	Shares	Share Price	Market Value
Equity
Common equity	177,520,962	$70.76	$12,561,383
Preferred equity			—
Total Equity Market Capitalization			12,561,383

			Outstanding Balance (a)
Pro Rata Debt
Non-recourse mortgages			929,427
Unsecured term loans (due February 20, 2025)			319,551
Unsecured revolving credit facility (due February 20, 2025)			21,751
Senior unsecured notes:
Due April 1, 2024 (USD)			500,000
Due July 19, 2024 (EUR)			586,250
Due February 1, 2025 (USD)			450,000
Due April 9, 2026 (EUR)			586,250
Due October 1, 2026 (USD)			350,000
Due April 15, 2027 (EUR)			586,250
Due April 15, 2028 (EUR)			586,250
Due July 15, 2029 (USD)			325,000
Due June 1, 2030 (EUR)			615,563
Due February 1, 2031 (USD)			500,000
Due April 1, 2033 (USD)			425,000
Total Pro Rata Debt			6,781,292

Total Capitalization			$19,342,675
________
(a)Excludes unamortized discount, net totaling $35.0 million and unamortized deferred financing costs totaling $29.9 million as of March 31, 2021.

Investing for the long runTM | 17

W. P. Carey Inc.
Balance Sheets and Capitalization – First Quarter 2021

Debt Overview
Dollars in thousands. Pro rata. As of March 31, 2021.

	USD-Denominated		EUR-Denominated		Other Currencies (a)		Total
							Outstanding Balance
	Out-standing Balance (in USD)	Weigh-ted Avg. Interest Rate	Out-standing Balance (in USD)	Weigh-ted Avg. Interest Rate	Out-standing Balance (in USD)	Weigh-ted Avg. Interest Rate	Amount (in USD)	% of Total	Weigh-ted Avg. Interest Rate	Weigh-ted Avg. Maturity (Years)
Non-Recourse Debt (b) (c)
Fixed	$528,288	4.9%	$112,389	3.2%	$30,635	4.8%	$671,312	9.9%	4.6%	2.6
Variable:
Swapped	22,598	4.0%	141,192	2.2%	—	—%	163,790	2.4%	2.4%	2.7
Floating	—	—%	63,835	1.5%	17,595	1.9%	81,430	1.2%	1.6%	1.5
Capped	—	—%	12,895	1.6%	—	—%	12,895	0.2%	1.6%	2.3
Total Pro Rata Non-Recourse Debt	550,886	4.9%	330,311	2.4%	48,230	3.7%	929,427	13.7%	3.9%	2.5

Recourse Debt (b) (c)
Fixed – Senior unsecured notes:
Due April 1, 2024	500,000	4.6%	—	—%	—	—%	500,000	7.4%	4.6%	3.0
Due July 19, 2024	—	—%	586,250	2.3%	—	—%	586,250	8.6%	2.3%	3.3
Due February 1, 2025	450,000	4.0%	—	—%	—	—%	450,000	6.7%	4.0%	3.8
Due April 9, 2026	—	—%	586,250	2.3%	—	—%	586,250	8.6%	2.3%	5.0
Due October 1, 2026	350,000	4.3%	—	—%	—	—%	350,000	5.2%	4.3%	5.5
Due April 15, 2027	—	—%	586,250	2.1%	—	—%	586,250	8.6%	2.1%	6.0
Due April 15, 2028	—	—%	586,250	1.4%	—	—%	586,250	8.6%	1.4%	7.0
Due July 15, 2029	325,000	3.9%	—	—%	—	—%	325,000	4.8%	3.9%	8.3
Due June 1, 2030	—	—%	615,563	1.0%	—	—%	615,563	9.1%	1.0%	9.2
Due February 1, 2031	500,000	2.4%	—	—%	—	—%	500,000	7.4%	2.4%	9.9
Due April 1, 2033	425,000	2.3%	—	—%	—	—%	425,000	6.3%	2.3%	12.0
Total Senior Unsecured Notes	2,550,000	3.5%	2,960,563	1.8%	—	—%	5,510,563	81.3%	2.6%	6.5
Variable:
Unsecured term loans (due February 20, 2025) (d)	—	—%	113,146	1.0%	206,405	1.0%	319,551	4.7%	1.0%	3.9
Unsecured revolving credit facility (due February 20, 2025) (e)	—	—%	—	—%	21,751	0.9%	21,751	0.3%	0.9%	3.9
Total Recourse Debt	2,550,000	3.5%	3,073,709	1.7%	228,156	1.0%	5,851,865	86.3%	2.5%	6.4

Total Pro Rata Debt Outstanding	$3,100,886	3.8%	$3,404,020	1.8%	$276,386	1.5%	$6,781,292	100.0%	2.7%	5.9
________
(a)Other currencies include debt denominated in British pound sterling, Norwegian krone and Japanese yen.
(b)Debt data is presented on a pro rata basis. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.
(c)Excludes unamortized discount, net totaling $35.0 million and unamortized deferred financing costs totaling $29.9 million as of March 31, 2021.
(d)We incurred interest at EURIBOR plus 0.95% or GBP LIBOR plus 0.95% on our Unsecured term loans.
(e)We incurred interest on our Unsecured revolving credit facility at JPY LIBOR plus 0.85%. JPY LIBOR has a floor of 0.00% under the terms of our credit agreement. Availability under our Unsecured revolving credit facility (net of amounts reserved for standby letters of credit) was approximately $1.8 billion as of March 31, 2021.

Investing for the long runTM | 18

W. P. Carey Inc.
Balance Sheets and Capitalization – First Quarter 2021

Debt Maturity
Dollars in thousands. Pro rata. As of March 31, 2021.

	Real Estate		Debt
	Number of Properties (a)		Weighted-Average Interest Rate		Total Outstanding Balance (b) (c)	% of Total Outstanding Balance
Year of Maturity		ABR (a)		Balloon
Non-Recourse Debt
Remaining 2021	4	$10,947	3.6%	$72,832	$72,903	1.1%
2022	20	48,903	4.5%	289,963	298,406	4.4%
2023	22	42,503	3.0%	231,531	250,839	3.7%
2024	30	20,509	2.8%	111,246	124,869	1.8%
2025	12	18,358	4.7%	87,619	108,701	1.6%
2026	4	8,388	6.0%	30,638	39,806	0.6%
2027	1	—	4.3%	21,450	21,450	0.3%
2028	1	3,103	7.0%	—	9,110	0.1%
2031	1	957	6.0%	—	3,343	0.1%
Total Pro Rata Non-Recourse Debt	95	$153,668	3.9%	$845,279	929,427	13.7%

Recourse Debt
Fixed – Senior unsecured notes:
Due April 1, 2024 (USD)			4.6%		500,000	7.4%
Due July 19, 2024 (EUR)			2.3%		586,250	8.6%
Due February 1, 2025 (USD)			4.0%		450,000	6.7%
Due April 9, 2026 (EUR)			2.3%		586,250	8.6%
Due October 1, 2026 (USD)			4.3%		350,000	5.2%
Due April 15, 2027 (EUR)			2.1%		586,250	8.6%
Due April 15, 2028 (EUR)			1.4%		586,250	8.6%
Due July 15, 2029 (USD)			3.9%		325,000	4.8%
Due June 1, 2030 (EUR)			1.0%		615,563	9.1%
Due February 1, 2031 (USD)			2.4%		500,000	7.4%
Due April 1, 2033 (USD)			2.3%		425,000	6.3%
Total Senior Unsecured Notes			2.6%		5,510,563	81.3%
Variable:
Unsecured term loans (due February 20, 2025) (d)			1.0%		319,551	4.7%
Unsecured revolving credit facility (due February 20, 2025) (e)			0.9%		21,751	0.3%
Total Recourse Debt			2.5%		5,851,865	86.3%

Total Pro Rata Debt Outstanding			2.7%		$6,781,292	100.0%
________
(a)Represents the number of properties and ABR associated with the debt that is maturing in each respective year.
(b)Debt maturity data is presented on a pro rata basis. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata. Total outstanding balance includes balloon payments and scheduled amortization for our non-recourse debt.
(c)Excludes unamortized discount, net totaling $35.0 million and unamortized deferred financing costs totaling $29.9 million as of March 31, 2021.
(d)We incurred interest at EURIBOR plus 0.95% or GBP LIBOR plus 0.95% on our Unsecured term loans.
(e)We incurred interest on our Unsecured revolving credit facility at JPY LIBOR plus 0.85%. JPY LIBOR has a floor of 0.00% under the terms of our credit agreement. Availability under our Unsecured revolving credit facility (net of amounts reserved for standby letters of credit) was approximately $1.8 billion as of March 31, 2021.

Investing for the long runTM | 19

W. P. Carey Inc.
Balance Sheets and Capitalization – First Quarter 2021

Senior Unsecured Notes
As of March 31, 2021.

Ratings

	Issuer		Senior Unsecured Notes
Ratings Agency	Rating	Outlook	Rating
Moody's	Baa2	Positive (a)	Baa2
Standard & Poor's	BBB	Stable	BBB
________
(a)In April 2021, Moody’s Investors Service upgraded our issuer outlook from “stable” to “positive.”

Senior Unsecured Note Covenants

The following is a summary of the key financial covenants for the Senior Unsecured Notes, along with our estimated calculations of our compliance with those covenants at the end of the period presented. These ratios are not measures of our liquidity or performance and serve only to demonstrate our ability to incur additional debt, as permitted by the covenants for the Senior Unsecured Notes.

Covenant	Metric	Required	As of Mar. 31, 2021
Limitation on the incurrence of debt	"Total Debt" / "Total Assets"	≤ 60%	41.6%
Limitation on the incurrence of secured debt	"Secured Debt" / "Total Assets"	≤ 40%	4.6%
Limitation on the incurrence of debt based on consolidated EBITDA to annual debt service charge	"Consolidated EBITDA" / "Annual Debt Service Charge"	≥ 1.5x	5.7x
Maintenance of unencumbered asset value	"Unencumbered Assets" / "Total Unsecured Debt"	≥ 150%	232.0%

Investing for the long runTM | 20

W. P. Carey Inc.
Real Estate
First Quarter 2021

Investing for the long runTM | 21

W. P. Carey Inc.
Real Estate – First Quarter 2021

Investment Activity – Capital Investments and Commitments (a)
Dollars in thousands. Pro rata.

		Primary Transaction Type	Property Type	Expected Completion / Closing Date	Gross Square Footage	Lease Term (Years)	Funded During Three Months Ended Mar. 31, 2021	Total Funded Through Mar. 31, 2021	Maximum Commitment / Gross Investment Amount
Tenant	Location								Remaining	Total
Unidentified	Whitehall, PA	Redevelopment	Warehouse	Q2 2021	504,900	N/A	$7,703	$16,866	$7,826	$24,692
Metro Cash & Carry Italia S.p.A (b)	San Donato Milanese, Italy	Renovation	Office	Q3 2021	N/A	20	—	—	7,035	7,035
Henkel AG & Co.	Bowling Green, KY	Renovation	Warehouse	Q4 2021	N/A	15	1,263	48,371	21,629	70,000
Pretzels, LLC (c)	Lawrence, KS	Purchase Commitment	Industrial	Q4 2021	150,330	25	N/A	N/A	27,335	27,335
Expected Completion Date 2021 Total					655,230		8,966	65,237	63,825	129,062

Upfield Group B.V.(b) (d)	Wageningen, The Netherlands	Build-to-Suit	Laboratory	Q1 2022	65,734	20	7,273	7,273	22,169	29,471
Hellweg Die Profi-Baumärkte GmbH & Co. KG (b)	Various, Germany	Renovation	Retail	Q1 2022	N/A	16	—	—	2,462	2,462
Orgill, Inc.	Hurricane, UT	Expansion	Warehouse	Q4 2022	427,518	20	—	—	20,000	20,000
Expected Completion Date 2022 Total					493,252		7,273	7,273	44,631	51,933

Capital Investments and Commitments Total					1,148,482		$16,239	$72,510	$108,456	$180,995
________
(a)This schedule includes future estimates for which we can give no assurance as to timing or amounts. Completed capital investments and commitments are included in the Investment Activity – Acquisitions and Completed Capital Investments and Commitments section. Funding amounts exclude capitalized construction interest.
(b)Commitment amounts are based on the applicable exchange rate at period end.
(c)Property will be acquired upon completion of construction and is contingent on building being constructed according to our standards.
(d)We earn interest from this tenant, which is accrued through the construction period and deducted from the remaining commitment.

Investing for the long runTM | 22

W. P. Carey Inc.
Real Estate – First Quarter 2021

Investment Activity – Acquisitions and Completed Capital Investments and Commitments
Dollars in thousands. Pro rata. For the three months ended March 31, 2021.

		Gross Investment Amount	Closing Date / Asset Completion Date	Property Type(s)	Gross Square Footage
Tenant / Lease Guarantor	Property Location(s)
Acquisitions
1Q21
Nexeo Plastics, LLC (2 properties)	Grove City, OH; Anderson, SC	$19,129	Feb-21	Warehouse	269,286
Auto Lenders (10 properties)	Various, NJ and PA	55,115	Feb-21	Retail; Office	169,956
Prima Wawona Packing Co., LLC (2 properties and 2 land parcels)	Central Valley, CA	75,008	Feb-21	Warehouse; Land	1,031,600
Year-to-Date Total		149,252			1,470,842

Completed Capital Investments and Commitments
1Q21
Stress Engineering Services, Inc.	Mason, OH	2,428	Jan-21	Office	6,810
American Axle & Manufacturing, Inc. (a)	Langen, Germany	51,566	Feb-21	Industrial	162,373
Hellweg Die Profi-Baumärkte GmbH & Co. KG (a)	Various, Germany	10,510	Various	Retail	N/A
Year-to-Date Total		64,504			169,183

Year-to-Date Total Acquisitions and Completed Capital Investments and Commitments		$213,756			1,640,025
________
(a)Amount reflects the applicable exchange rate on the date of the transaction.

Investing for the long runTM | 23

W. P. Carey Inc.
Real Estate – First Quarter 2021

Investment Activity – Dispositions
Dollars in thousands. Pro rata. For the three months ended March 31, 2021.

Tenant / Lease Guarantor	Property Location(s)	Gross Sale Price	Closing Date	Property Type(s)	Gross Square Footage
1Q21
Vacant	Salt Lake City, UT	$12,500	Jan-21	Fitness Facility	36,851
Fraikin SAS (a)	Aulnay Sous Bois, France	1,203	Feb-21	Industrial	9,414
Year-to-Date Total Dispositions		$13,703			46,265
________
(a)Amount reflects the applicable exchange rate on the date of the transaction.

Investing for the long runTM | 24

W. P. Carey Inc.
Real Estate – First Quarter 2021

Joint Ventures
Dollars in thousands. As of March 31, 2021.

Joint Venture or JV (Principal Tenant)	JV Partnership		Consolidated		Pro Rata (a)
	Partner	WPC %	Debt Outstanding (b)	ABR	Debt Outstanding (c)	ABR
Unconsolidated Joint Ventures (Equity Method Investments) (d)
Kesko Senukai (e)	Third party	70.00%	$120,949	$14,638	$84,664	$10,247
State Farm Mutual Automobile Insurance Co.	CPA:18 – Global	50.00%	72,800	7,992	36,400	3,996
Bank Pekao (e)	CPA:18 – Global	50.00%	55,861	9,397	27,931	4,699
Apply Sørco AS (e)	CPA:18 – Global	49.00%	41,994	4,400	20,577	2,156
Fortenova Grupa d.d. (e)	CPA:18 – Global	20.00%	26,049	4,525	5,210	905
Total Unconsolidated Joint Ventures			317,653	40,952	174,782	22,003

Consolidated Joint Ventures
McCoy-Rockford, Inc.	Third party	90.00%	—	901	—	811
Total Consolidated Joint Ventures			—	901	—	811
Total Unconsolidated and Consolidated Joint Ventures			$317,653	$41,853	$174,782	$22,814
________
(a)See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.
(b)Excludes unamortized deferred financing costs totaling $0.1 million and unamortized discount, net totaling $0.3 million as of March 31, 2021.
(c)Excludes unamortized deferred financing costs totaling less than $0.1 million and unamortized discount, net totaling $0.1 million as of March 31, 2021.
(d)Excludes (i) a 90.00% equity position in a jointly owned investment, Johnson Self Storage (comprised of nine self-storage operating properties), which did not have debt outstanding as of March 31, 2021, (ii) a 15.00% common equity interest in a jointly owned investment, BPS Nevada, LLC, and (iii) our equity investment in common shares of WLT, as described in the Components of Net Asset Value section.
(e)Amounts are based on the applicable exchange rate at the end of the period.

Investing for the long runTM | 25

W. P. Carey Inc.
Real Estate – First Quarter 2021

Top Ten Tenants
Dollars in thousands. Pro rata. As of March 31, 2021.

Tenant / Lease Guarantor	Description	Number of Properties	ABR	ABR %	Weighted-Average Lease Term (Years)
U-Haul Moving Partners Inc. and Mercury Partners, LP	Net lease self-storage properties in the U.S.	78	$38,751	3.3%	3.1
Hellweg Die Profi-Baumärkte GmbH & Co. KG (a) (b)	Do-it-yourself retail properties in Germany	42	35,020	2.9%	15.9
State of Andalucía (a)	Government office properties in Spain	70	30,529	2.6%	13.7
Metro Cash & Carry Italia S.p.A. (a)	Business-to-business wholesale stores in Italy and Germany	20	28,440	2.4%	6.0
Pendragon PLC (a)	Automotive dealerships in the United Kingdom	69	23,723	2.0%	9.2
Extra Space Storage, Inc.	Net lease self-storage properties in the U.S.	27	20,688	1.7%	23.1
Advance Auto Parts, Inc.	Distribution facilities in the U.S.	30	20,180	1.7%	11.8
Marriott Corporation	Net lease hotel properties in the U.S.	18	20,065	1.7%	2.6
Nord Anglia Education, Inc.	K-12 private schools in the U.S.	3	19,138	1.6%	22.5
Forterra, Inc. (a) (c)	Industrial properties in the U.S. and Canada	27	18,791	1.6%	22.2
Total (d)		384	$255,325	21.5%	12.1
________
(a)ABR amounts are subject to fluctuations in foreign currency exchange rates.
(b)In April 2021, we sold seven properties leased to this tenant with total ABR of $5.6 million as of March 31, 2021.
(c)Of the 27 properties leased to Forterra, Inc., 25 are located in the United States and two are located in Canada.
(d)See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.

Investing for the long runTM | 26

W. P. Carey Inc.
Real Estate – First Quarter 2021

Diversification by Property Type
In thousands, except percentages. Pro rata. As of March 31, 2021.

	Total Net-Lease Portfolio
Property Type	ABR	ABR %	Square Footage (a)	Square Footage %
U.S.
Industrial	$220,609	18.6%	41,081	28.1%
Warehouse	152,268	12.9%	31,616	21.7%
Office	164,596	13.9%	10,581	7.3%
Retail (b)	45,905	3.9%	3,047	2.1%
Self Storage (net lease)	59,438	5.0%	5,810	4.0%
Other (c)	96,681	8.1%	5,273	3.6%
U.S. Total	739,497	62.4%	97,408	66.8%

International
Industrial	74,185	6.3%	10,302	7.1%
Warehouse	110,564	9.3%	16,635	11.4%
Office	97,155	8.2%	6,496	4.4%
Retail (b)	163,551	13.8%	15,012	10.3%
Self Storage (net lease)	—	—%	—	—%
Other (c)	10	—%	—	—%
International Total	445,465	37.6%	48,445	33.2%

Total
Industrial	294,794	24.9%	51,383	35.2%
Warehouse	262,832	22.2%	48,251	33.1%
Office	261,751	22.1%	17,077	11.7%
Retail (b)	209,456	17.7%	18,059	12.4%
Self Storage (net lease)	59,438	5.0%	5,810	4.0%
Other (c)	96,691	8.1%	5,273	3.6%
Total (d)	$1,184,962	100.0%	145,853	100.0%
________
(a)Includes square footage for vacant properties.
(b)Includes automotive dealerships.
(c)Includes ABR from tenants with the following property types: education facility, hotel (net lease), laboratory, fitness facility, theater, student housing (net lease), restaurant and land.
(d)See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.

Investing for the long runTM | 27

W. P. Carey Inc.
Real Estate – First Quarter 2021

Diversification by Tenant Industry
In thousands, except percentages. Pro rata. As of March 31, 2021.

	Total Net-Lease Portfolio
Industry Type	ABR	ABR %	Square Footage	Square Footage %
Retail Stores (a)	$262,665	22.2%	31,822	21.8%
Consumer Services	98,838	8.3%	7,737	5.3%
Automotive	78,134	6.6%	12,253	8.4%
Grocery	67,264	5.7%	7,318	5.0%
Cargo Transportation	62,419	5.3%	9,003	6.2%
Beverage and Food	56,933	4.8%	6,962	4.8%
Healthcare and Pharmaceuticals	55,627	4.7%	4,910	3.4%
Business Services	53,150	4.5%	4,563	3.1%
Construction and Building	49,719	4.2%	9,156	6.3%
Capital Equipment	42,715	3.6%	6,932	4.7%
Sovereign and Public Finance	42,108	3.5%	3,364	2.3%
Hotel and Leisure	39,194	3.3%	2,197	1.5%
Containers, Packaging, and Glass	36,156	3.0%	6,186	4.2%
Durable Consumer Goods	35,213	3.0%	8,170	5.6%
High Tech Industries	29,360	2.5%	3,236	2.2%
Insurance	25,650	2.2%	1,749	1.2%
Banking	20,125	1.7%	1,247	0.9%
Telecommunications	17,265	1.5%	1,572	1.1%
Aerospace and Defense	16,645	1.4%	1,504	1.0%
Chemicals, Plastics, and Rubber	14,133	1.2%	1,853	1.3%
Media: Advertising, Printing, and Publishing	13,484	1.1%	1,001	0.7%
Media: Broadcasting and Subscription	13,313	1.1%	784	0.5%
Wholesale	12,804	1.1%	2,005	1.4%
Non-Durable Consumer Goods	12,304	1.0%	4,683	3.2%
Other (b)	29,744	2.5%	5,646	3.9%
Total (c)	$1,184,962	100.0%	145,853	100.0%
________
(a)Includes automotive dealerships.
(b)Includes ABR from tenants in the following industries: oil and gas, metals and mining, environmental industries, electricity, consumer transportation, forest products and paper, real estate and finance. Also includes square footage for vacant properties.
(c)See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.

Investing for the long runTM | 28

W. P. Carey Inc.
Real Estate – First Quarter 2021

Diversification by Geography
In thousands, except percentages. Pro rata. As of March 31, 2021.

	Total Net-Lease Portfolio
Region	ABR	ABR %	Square Footage (a)	Square Footage %
U.S.
South
Texas	$102,667	8.7%	12,035	8.2%
Florida	51,552	4.4%	4,487	3.1%
Georgia	24,146	2.0%	3,527	2.4%
Tennessee	19,381	1.6%	2,875	2.0%
Alabama	15,226	1.3%	2,382	1.6%
Other (b)	13,042	1.1%	2,263	1.6%
Total South	226,014	19.1%	27,569	18.9%
East
North Carolina	33,856	2.9%	8,102	5.6%
Pennsylvania	29,035	2.5%	3,465	2.4%
New Jersey	22,632	1.9%	1,242	0.8%
Massachusetts	21,525	1.8%	1,407	1.0%
South Carolina	16,011	1.4%	4,448	3.0%
New York	13,440	1.1%	1,392	1.0%
Virginia	12,369	1.0%	1,430	1.0%
Other (b)	34,461	2.9%	6,594	4.5%
Total East	183,329	15.5%	28,080	19.3%
Midwest
Illinois	53,846	4.6%	7,036	4.8%
Minnesota	29,592	2.5%	2,728	1.9%
Indiana	21,625	1.8%	3,198	2.2%
Ohio	16,273	1.4%	3,421	2.3%
Wisconsin	15,916	1.3%	3,245	2.2%
Michigan	14,389	1.2%	2,112	1.5%
Other (b)	28,917	2.4%	4,877	3.3%
Total Midwest	180,558	15.2%	26,617	18.2%
West
California	66,305	5.6%	6,226	4.3%
Arizona	29,390	2.5%	3,365	2.3%
Other (b)	53,901	4.5%	5,551	3.8%
Total West	149,596	12.6%	15,142	10.4%
U.S. Total	739,497	62.4%	97,408	66.8%
International
Germany	69,027	5.8%	6,807	4.7%
Spain	57,914	4.9%	4,708	3.2%
Poland	55,354	4.7%	7,214	4.9%
United Kingdom	51,580	4.3%	4,035	2.8%
The Netherlands	51,346	4.3%	6,389	4.4%
Italy	26,763	2.3%	2,386	1.6%
Croatia	17,613	1.5%	1,784	1.2%
Denmark	15,846	1.3%	2,408	1.7%
France	13,772	1.2%	1,260	0.9%
Canada	13,172	1.1%	2,103	1.4%
Other (c)	73,078	6.2%	9,351	6.4%
International Total	445,465	37.6%	48,445	33.2%
Total (d)	$1,184,962	100.0%	145,853	100.0%
________
(a)Includes square footage for vacant properties.
(b)Other properties within South include assets in Louisiana, Arkansas, Oklahoma and Mississippi. Other properties within East include assets in Kentucky, Maryland, Connecticut, West Virginia, New Hampshire and Maine. Other properties within Midwest include assets in Missouri, Kansas, Nebraska, Iowa, North Dakota and South Dakota. Other properties within West include assets in Colorado, Utah, Oregon, Washington, Nevada, Hawaii, New Mexico, Wyoming, Montana and Alaska.
(c)Includes assets in Lithuania, Finland, Norway, Mexico, Hungary, Portugal, the Czech Republic, Austria, Sweden, Slovakia, Japan, Latvia, Belgium and Estonia.
(d)See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.

Investing for the long runTM | 29

W. P. Carey Inc.
Real Estate – First Quarter 2021

Contractual Rent Increases
In thousands, except percentages. Pro rata. As of March 31, 2021.

	Total Net-Lease Portfolio
Rent Adjustment Measure	ABR	ABR %	Square Footage	Square Footage %
(Uncapped) CPI	$450,974	38.0%	50,109	34.4%
Fixed	409,989	34.6%	55,848	38.3%
CPI-based	266,338	22.5%	33,292	22.8%
Other (a)	51,843	4.4%	3,631	2.5%
None	5,818	0.5%	445	0.3%
Vacant	—	—%	2,528	1.7%
Total (b)	$1,184,962	100.0%	145,853	100.0%
________
(a)Represents leases attributable to percentage rent.
(b)See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.

Investing for the long runTM | 30

W. P. Carey Inc.
Real Estate – First Quarter 2021

Same Store Analysis
Dollars in thousands. Pro rata.

Contractual Same Store Growth

Same store portfolio includes leases that were continuously in place during the period from March 31, 2020 to March 31, 2021. Excludes leases for properties that were acquired, sold or vacated, or were subject to lease renewals, extensions or modifications at any time that affected ABR during that period. For purposes of comparability, ABR is presented on a constant currency basis using exchange rates as of March 31, 2021.

	ABR
	As of
	Mar. 31, 2021	Mar. 31, 2020	Increase	% Increase
Property Type
Industrial	$258,671	$254,443	$4,228	1.7%
Office	258,454	254,025	4,429	1.7%
Warehouse	225,399	220,072	5,327	2.4%
Retail (a)	199,500	197,932	1,568	0.8%
Self Storage (net lease)	59,438	59,083	355	0.6%
Other (b)	86,912	85,644	1,268	1.5%
Total	$1,088,374	$1,071,199	$17,175	1.6%

Rent Adjustment Measure
(Uncapped) CPI	$432,194	$427,560	$4,634	1.1%
Fixed	341,902	334,049	7,853	2.4%
CPI-based	256,667	252,425	4,242	1.7%
Other (c)	51,817	51,371	446	0.9%
None	5,794	5,794	—	—%
Total	$1,088,374	$1,071,199	$17,175	1.6%

Geography
U.S.	$658,174	$646,695	$11,479	1.8%
Europe	406,469	401,128	5,341	1.3%
Other International (d)	23,731	23,376	355	1.5%
Total	$1,088,374	$1,071,199	$17,175	1.6%

Same Store Portfolio Summary
Number of properties	1,146
Square footage (in thousands)	128,905

Investing for the long runTM | 31

W. P. Carey Inc.
Real Estate – First Quarter 2021

Comprehensive Same Store Growth

Same store portfolio includes leased properties that were continuously owned and in place during the quarter ended March 31, 2020 through March 31, 2021. Excludes properties that were acquired, sold or listed as capital investments and commitments (see Investment Activity – Capital Investments and Commitments section) during that period. For purposes of comparability, same store pro rata rental income is presented on a constant currency basis using average exchange rates for the three months ended March 31, 2021. Same store pro rata rental income is a non-GAAP measure. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of same store pro rata rental income and for details on how it is calculated.

	Same Store Pro Rata Rental Income
	Three Months Ended
	Mar. 31, 2021	Mar. 31, 2020	Increase	% Increase
Property Type
Industrial	$65,663	$65,004	$659	1.0%
Office	64,751	64,670	81	0.1%
Warehouse	57,315	56,794	521	0.9%
Retail (a)	48,608	50,684	(2,076)	(4.1)%
Self Storage (net lease)	14,777	14,711	66	0.4%
Other (b)	23,470	24,285	(815)	(3.4)%
Total (e)	$274,584	$276,148	$(1,564)	(0.6)%

Rent Adjustment Measure
(Uncapped) CPI	$105,604	$107,894	$(2,290)	(2.1)%
Fixed	89,664	88,905	759	0.9%
CPI-based	65,296	64,953	343	0.5%
Other (c)	12,719	12,683	36	0.3%
None	1,301	1,713	(412)	(24.1)%
Total (e)	$274,584	$276,148	$(1,564)	(0.6)%

Geography
U.S.	$171,093	$170,848	$245	0.1%
Europe	97,506	99,403	(1,897)	(1.9)%
Other International (d)	5,985	5,897	88	1.5%
Total (e)	$274,584	$276,148	$(1,564)	(0.6)%

Same Store Portfolio Summary
Number of properties	1,180
Square footage (in thousands)	133,985

Investing for the long runTM | 32

W. P. Carey Inc.
Real Estate – First Quarter 2021

The following table presents a reconciliation from lease revenues to same store pro rata rental income:

	Three Months Ended
	Mar. 31, 2021	Mar. 31, 2020
Consolidated Lease Revenues
Total lease revenues – as reported (f)	$301,765	$282,110
Less: Reimbursable tenant costs – as reported	(15,758)	(13,175)
	286,007	268,935

Adjustments for Pro Rata Ownership of Real Estate Joint Ventures:
Add: Pro rata share of adjustments from equity investments	3,901	5,273
Less: Pro rata share of adjustments for noncontrolling interests	(22)	(22)
	3,879	5,251

Adjustments for Pro Rata Non-Cash Items:
Add: Above- and below-market rent intangible lease amortization	12,115	11,780
Less: Straight-line and other rent adjustments	(8,751)	(7,092)
Less: Adjustments for pro rata ownership	14	(11)
	3,378	4,677

Adjustment to normalize for (i) properties not continuously owned since January 1, 2020 and (ii) constant currency presentation for prior year quarter (g)	(18,680)	(2,715)

Same Store Pro Rata Rental Income (e)	$274,584	$276,148
________
(a)Includes automotive dealerships.
(b)Includes ABR or same store pro rata rental income from tenants with the following property types: education facility, hotel (net lease), laboratory, fitness facility, theater, student housing (net lease), restaurant and land.
(c)Represents leases attributable to percentage rent.
(d)Includes assets in Canada, Mexico and Japan.
(e)For the three months ended March 31, 2021, less than $0.1 million of same store pro rata rental income (less than 0.1% of the total) has not been collected to date and is expected to be collected within one year.
(f)Lease revenue (including straight-line lease revenue) is only recognized when deemed probable of collection. Collectibility is assessed for each tenant receivable using various criteria, including credit ratings, guarantees, past collection issues and the current economic and business environment affecting the tenant. If collectibility of the contractual rent stream is not deemed probable, revenue will only be recognized upon receipt of cash from the tenant.
(g)This adjustment excludes amounts attributable to properties that were acquired, sold or listed as capital investments and commitments (see Investment Activity – Capital Investments and Commitments section) that were not continuously owned and in place during the quarter ended March 31, 2020 through March 31, 2021. In addition, for the three months ended March 31, 2020, an adjustment is made to reflect average exchange rates for the three months ended March 31, 2021 for purposes of comparability, since same store pro rata rental income is presented on a constant currency basis.

Investing for the long runTM | 33

W. P. Carey Inc.
Real Estate – First Quarter 2021

Leasing Activity
For the three months ended March 31, 2021, except ABR. Pro rata.

Lease Renewals and Extensions (a)						Expected Tenant Improvements ($000s)	Leasing Commissions ($000s)
			ABR
Property Type	Square Feet	Number of Leases	Prior Lease ($000s)	New Lease ($000s) (b)	Rent Recapture			Incremental Lease Term
Industrial	62,042	1	$899	$899	100.0%	$—	$—	1.3 years
Warehouse	—	—	—	—	—%	—	—	N/A
Office	68,984	5	952	955	100.3%	—	171	5.1 years
Retail	1,511,790	14	13,999	13,999	100.0%	—	—	5.0 years
Self Storage (net lease)	—	—	—	—	—%	—	—	N/A
Other (c)	—	—	—	—	—%	—	—	N/A
Total / Weighted Average (d)	1,642,816	20	$15,850	$15,853	100.0%	$—	$171	4.8 years

Q1 Summary
Prior Lease ABR (% of Total Portfolio)			1.3%

_______
(a)Excludes lease extensions for a period of one year or less.
(b)New lease amounts are based on in-place rents at time of lease commencement and exclude any free rent periods.
(c)Excludes lease amendments at two theater properties leased to the same tenant. ABR for these properties was reduced from $5.8 million to $3.6 million during the first quarter of 2021, due to effects of the COVID-19 pandemic, but will increase contractually until back in line with the original leases in 2023. The amendments resulted in no change to the total rents owed over the life of the lease or lease term.
(d)Weighted average refers to the incremental lease term.

Investing for the long runTM | 34

W. P. Carey Inc.
Real Estate – First Quarter 2021

Lease Expirations
Dollars and square footage in thousands. Pro rata. As of March 31, 2021.

Year of Lease Expiration (a)	Number of Leases Expiring	Number of Tenants with Leases Expiring	ABR	ABR %	Square Footage	Square Footage %
Remaining 2021	17	15	$14,925	1.3%	1,510	1.0%
2022	27	27	40,071	3.4%	2,988	2.1%
2023	39	33	53,451	4.5%	6,367	4.4%
2024	62	50	96,894	8.2%	12,451	8.5%
2025	62	30	62,442	5.3%	7,307	5.0%
2026	43	29	62,568	5.3%	8,608	5.9%
2027	44	27	72,672	6.1%	8,068	5.5%
2028	42	24	63,373	5.3%	4,829	3.3%
2029	48	21	54,159	4.6%	6,524	4.5%
2030	27	22	68,882	5.8%	5,737	3.9%
2031	66	16	71,600	6.0%	8,154	5.6%
2032	35	15	47,958	4.0%	6,625	4.6%
2033	23	17	65,512	5.5%	8,192	5.6%
2034	47	15	75,663	6.4%	7,765	5.3%
Thereafter (>2034)	192	88	334,792	28.3%	48,200	33.1%
Vacant	—	—	—	—%	2,528	1.7%
Total (b)	774		$1,184,962	100.0%	145,853	100.0%

________
(a)Assumes tenants do not exercise any renewal options or purchase options.
(b)See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.

Investing for the long runTM | 35

W. P. Carey Inc.
Investment Management
First Quarter 2021

Investing for the long runTM | 36

W. P. Carey Inc.
Investment Management – First Quarter 2021

Selected Information and Fee Summary – Managed Programs
Dollars and square footage in thousands. As of or for the three months ended March 31, 2021.

	CPA:18 – Global	CESH	Total
Selected Information
General
Year established	2013	2016
AUM – current quarter (a)	$2,563,895	$344,985	$2,908,880
Net-lease AUM – current quarter	$1,505,667	$89,537	$1,595,204
Fundraising status	Closed	Closed

Portfolio
Investment type	Net lease / Diversified REIT	Student Housing
Number of operating properties	68	1
Number of net-leased properties	50	2
Number of active build-to-suit projects	7	3
Number of tenants – net-leased properties	65	1
Square footage – net-leased properties	10,072	374
Occupancy (b)	98.6%	100.0%

Balance Sheet (Book Value)
Total assets	$2,314,772	$354,394
Total debt	$1,330,282	$119,589
Total debt / total assets	57.5%	33.7%

Fee Summary
Asset Management Fees
Asset management fee, gross (% of average AUM, per annum)	0.50% (c)	1.00% (d)
Average AUM (of current quarter and prior quarter)	$2,513,713	$343,607	$2,857,320
Asset management revenue – current quarter	$3,138	$816	$3,954

Operating Partnership Interests (e)
Operating partnership interests, gross (% of Available Cash)	10.00%	N/A
Equity in earnings of equity method investments in the Managed Programs (profits interest) – current quarter	$1,539	N/A	$1,539
________
(a)Represents appraised value of real estate assets as of December 31, 2020 (plus cash and cash equivalents, less distributions payable as of March 31, 2021) for CPA:18 – Global. Represents appraised value of real estate assets as of December 31, 2020 (plus cash and cash equivalents as of March 31, 2021) for CESH. These values were used to calculate asset management fees during the three months ended March 31, 2021 in accordance with the respective advisory agreements.
(b)Represents occupancy for single-tenant net-leased properties.
(c)Based on average market value of assets. CPA:18 – Global has an option to pay asset management fees in cash or shares upon our recommendation, under the terms of the advisory agreement with CPA:18 – Global. Asset management fees are recorded in Asset management and other revenue in our consolidated financial statements.
(d)Based on gross assets at fair value. In February and July 2020, CESH sold two student housing properties located in Lisbon, Portugal, and Madrid, Spain, for gross proceeds of $49.3 million and $30.4 million, respectively. In January 2021, CESH sold one student housing property located in Valencia, Spain, for $40.8 million (amounts reflect the exchange rate of the euro on the date of the transaction).
(e)Available Cash means cash generated by operating partnership operations and investments, excluding cash from sales and refinancings, after the payment of debt service and other operating expenses, but before distributions to partners. Amounts are recorded in Equity in earnings of equity method investments in the Managed Programs and real estate in our consolidated financial statements.

Investing for the long runTM | 37

W. P. Carey Inc.
Investment Management – First Quarter 2021

Summary of Future Liquidity Considerations for the Managed Programs
As of March 31, 2021.

Future Liquidity Strategies for the Managed Programs

The timeframes in the table below are based on general liquidation guidelines set forth in CPA:18 – Global’s and CESH’s respective offering documents. Ultimately, the liquidation of CPA:18 – Global is approved by its board of directors and the liquidation of CESH is determined by its general partner.

General Liquidation Guideline
	CPA:18 – Global	CESH
Timeframe	Beginning after the seventh anniversary of the closing of the initial public offering in 2015	Beginning five years after raising the minimum offering amount in 2016

Back-End Fees for / Interest in the Managed Programs

The overview below is intended to provide a summary of current disclosures regarding various back-end fees and interests that we may be entitled to upon each Managed Program’s liquidity event. Such a liquidity event for CPA:18 – Global is at the discretion of CPA:18 – Global’s board of directors and there is no assurance that any of the fees or interests described below will be realized. Please refer to CPA:18 – Global’s filings with the SEC for a complete description of its liquidity strategy.

Back-End Fees and Interests
	CPA:18 – Global	CESH
Disposition Fees	Equal to the lesser of (i) 50% of the brokerage commission paid or (ii) 3% of the contract sales price of a property. (a)	N/A
Interest in Disposition Proceeds	Special general partner interest entitled to receive distributions of up to 15% of the net proceeds from the sale, exchange or other disposition of operating partnership assets remaining after the corporation has received a return of 100% of its initial investment in the operating partnership, through certain liquidity events or distributions, plus the 6% preferred return rate.
Available Cash (as defined in In “Principal Terms”), subject to any other limitations provided for herein, will be initially apportioned among the Limited Partners in proportion to their respective capital contributions and the General Partner as provided in connection with its Carried Interest and distributed. (b)

Purchase of Special GP Interest	Lesser of (i) 5.0x the distributions of the last completed fiscal year and (ii) the discounted value of expected future distributions from point of valuation to March 2025 using a discount rate used by the independent third-party valuation firm to determine the most recent appraisal.	N/A
Distribution Related to Ownership of Shares	4.8% ownership as of 3/31/2021	2.4% ownership as of 3/31/2021
________
(a)Not applicable to dispositions of individual assets.
(b)Order of distributions are as follows: (1) First, to a Limited Partner until it has received an amount equal to its total capital contributions or deemed capital contribution with respect to the Advisor Units in the case of the Advisor (or a wholly owned subsidiary of the Advisor); (2) Second, to a Limited Partner until such Limited Partner has received a cumulative, non-compounding, annual 10% return on its unreturned capital contributions (the “Preferred Return”); (3) Third, to the General Partner until the General Partner has received 20% of the aggregate amounts distributed pursuant to clause (2) and this clause (3); (4) Thereafter, 80% to such Limited Partner and 20% to the General Partner (together with the amounts received under clause (3), the General Partner’s “Carried Interest”). The Advisor’s capital contribution for purposes of the Partnership Agreement will be deemed to be the value of the Advisor Units upon their issuance.

Investing for the long runTM | 38

W. P. Carey Inc.
Appendix
First Quarter 2021

Investing for the long runTM | 39

W. P. Carey Inc.
Appendix – First Quarter 2021

Normalized Pro Rata Cash NOI
In thousands. From real estate.

Three Months Ended Mar. 31, 2021
Consolidated Lease Revenues
Total lease revenues – as reported	$301,765
Less: Consolidated Reimbursable and Non-Reimbursable Property Expenses
Reimbursable property expenses – as reported	15,758
Non-reimbursable property expenses – as reported	10,883
275,124

Plus: NOI from Operating Properties
Hotel revenues	739
Hotel expenses	(1,254)
(515)

Self-storage revenues	1,440
Self-storage expenses	(657)
783

275,392

Adjustments for Pro Rata Ownership of Real Estate Joint Ventures:
Add: Pro rata share of NOI from equity investments	4,497
Less: Pro rata share of NOI attributable to noncontrolling interests	(22)
4,475

279,867

Adjustments for Pro Rata Non-Cash Items:
Add: Above- and below-market rent intangible lease amortization	12,115
Less: Straight-line rent amortization	(8,751)
Add: Other non-cash items	493
3,857

Pro Rata Cash NOI (a)	283,724

Adjustment to normalize for intra-period acquisitions, completed capital investments and commitments, and dispositions (b)	1,523

Normalized Pro Rata Cash NOI (a)	$285,247

Investing for the long runTM | 40

W. P. Carey Inc.
Appendix – First Quarter 2021

The following table presents a reconciliation from Net income from Real Estate attributable to W. P. Carey to Normalized pro rata cash NOI:

Three Months Ended Mar. 31, 2021
Net Income from Real Estate Attributable to W. P. Carey
Net income from Real Estate attributable to W. P. Carey – as reported	$44,587
Adjustments for Consolidated Operating Expenses
Add: Operating expenses – as reported	165,847
Less: Property expenses, excluding reimbursable tenant costs – as reported	(10,883)
Less: Operating property expenses – as reported	(1,911)
153,053

Adjustments for Other Consolidated Revenues and Expenses:
Less: Lease termination income and other – as reported	(2,227)
Less: Reimbursable property expenses – as reported	(15,758)
Add: Other income and (expenses)	89,304
Add: Provision for income taxes	6,426
77,745

Other Adjustments:
Less: Straight-line rent amortization	(8,751)
Add: Adjustments for pro rata ownership	4,528
Add: Above- and below-market rent intangible lease amortization	12,115
Adjustment to normalize for intra-period acquisitions, completed capital investments and commitments, and dispositions (b)	1,523
Add: Property expenses, excluding reimbursable tenant costs, non-cash	447
9,862

Normalized Pro Rata Cash NOI (a)	$285,247
________
(a)Pro rata cash NOI and normalized pro rata cash NOI are non-GAAP measures. See the Disclosures Regarding Non-GAAP and Other Metrics section that follows for a description of our non-GAAP measures and for details on how pro rata cash NOI and normalized pro rata cash NOI are calculated.
(b)For properties acquired and capital investments and commitments completed during the three months ended March 31, 2021, the adjustment modifies our pro rata share of cash NOI for the partial period with an amount estimated to be equivalent to the additional pro rata share of cash NOI necessary to reflect ownership for the full quarter. For properties disposed of during the three months ended March 31, 2021, the adjustment eliminates our pro rata share of cash NOI for the period.

Investing for the long runTM | 41

W. P. Carey Inc.
Appendix – First Quarter 2021

Adjusted EBITDA, Consolidated – Last Five Quarters
In thousands.

	Three Months Ended
	Mar. 31, 2021	Dec. 31, 2020	Sep. 30, 2020	Jun. 30, 2020	Mar. 31, 2020
Net income	$51,641	$134,615	$149,434	$115,204	$66,702

Adjustments to Derive Adjusted EBITDA (a)
Depreciation and amortization	110,322	110,913	108,351	107,477	116,194
Interest expense	51,640	52,828	52,537	52,182	52,540
Other (gains) and losses (b)	41,188	1,927	(44,648)	(4,259)	9,815
Gain on sale of real estate, net	(9,372)	(76,686)	(20,933)	—	(11,751)
Provision for (benefit from) income taxes	5,789	7,363	5,975	7,595	(41,692)
Stock-based compensation expense	5,381	5,795	4,564	2,918	2,661
Above- and below-market rent intangible and straight-line rent adjustments (c)	3,364	1,933	(643)	1,236	4,680
Merger and other expenses	(476)	(418)	(596)	1,074	187
Other amortization and non-cash charges	411	403	399	382	304
Impairment charges	—	16,410	—	—	19,420
	208,247	120,468	105,006	168,605	152,358

Adjustments for Pro Rata Ownership
Real Estate Joint Ventures:
Add: Pro rata share of adjustments for equity investments (d)	11,445	13,342	4,806	4,884	4,475
Less: Pro rata share of adjustments for amounts attributable to noncontrolling interests	(22)	(21)	(23)	(22)	(22)
	11,423	13,321	4,783	4,862	4,453
Equity Investment in WLT: (e)
Less: Loss from equity investment in WLT	4,483	4,180	848	N/A	N/A
Add: Distributions received from equity investment in WLT	—	—	—	N/A	N/A
	4,483	4,180	848	N/A	N/A
Equity Investments in the Managed Programs: (f)
Add: Distributions received from equity investments in the Managed Programs	432	409	388	926	2,196
Less: Loss (income) from equity investments in the Managed Programs (g) (h)	153	(842)	79	(31,743)	49,271
	585	(433)	467	(30,817)	51,467
Adjusted EBITDA (i)	$276,379	$272,151	$260,538	$257,854	$274,980
________
(a)Comprised of items that we do not consider to be part of our core operating business plan or representative of our overall long-term operating performance, based on a number of factors, including the nature of the item and/or the frequency with which it occurs. We believe that these adjustments provide a more representative view of EBITDA from our core operating business and allow for more meaningful comparisons.
(b)Primarily comprised of unrealized gains and losses on derivatives, non-cash allowance for credit losses on loans receivable and direct financing leases and gains and losses from foreign currency movements, extinguishment of debt and marketable securities. Amounts from period to period will not be comparable due to unpredictable fluctuations in these gains and losses.
(c)Straight-line rent adjustments relate to our net-leased properties subject to operating leases.
(d)Amount for the three months ended March 31, 2021 includes a non-cash other-than-temporary impairment charge of $6.8 million recognized on an equity method investment in real estate. Amount for the three months ended December 31, 2020 includes a non-cash other-than-temporary impairment charge of $8.3 million recognized on another equity method investment in real estate.
(e)We record income and distributions from our equity investment in WLT (which was acquired in the second quarter of 2020) on a one quarter lag.
(f)Adjustments to include cash distributions received from the Managed Programs in place of our pro rata share of net income from our ownership in the Managed Programs.
(g)Amount for the three months ended June 30, 2020 includes a non-cash net gain of $33.0 million (inclusive of $9.9 million attributable to the redemption of a noncontrolling interest that the former subadvisors for CWI 1 and CWI 2 held in the special general partner interests) recognized in connection with consideration received at closing of the CWI 1 and CWI 2 Merger.
(h)Amount for the three months ended March 31, 2020 includes non-cash other-than-temporary impairment charges totaling $47.1 million recognized on our former equity investments in CWI 1 and CWI 2.
(i)Adjusted EBITDA is a non-GAAP measure. See the Disclosures Regarding Non-GAAP and Other Metrics section that follows for a description of our non-GAAP measures.

Investing for the long runTM | 42

W. P. Carey Inc.
Appendix – First Quarter 2021

Adjusted EBITDA, Real Estate – Last Five Quarters
In thousands.

	Three Months Ended
	Mar. 31, 2021	Dec. 31, 2020	Sep. 30, 2020	Jun. 30, 2020	Mar. 31, 2020
Net income from Real Estate	$44,594	$129,833	$147,020	$81,864	$101,526

Adjustments to Derive Adjusted EBITDA (a)
Depreciation and amortization	110,322	110,913	108,351	107,477	115,207
Interest expense	51,640	52,828	52,537	52,182	52,540
Other (gains) and losses (b)	42,189	1,475	(44,115)	(5,437)	10,973
Gain on sale of real estate, net	(9,372)	(76,686)	(20,933)	—	(11,751)
Provision for (benefit from) income taxes	6,426	5,549	3,636	4,117	(31,800)
Stock-based compensation expense	5,381	5,795	4,564	2,918	1,970
Above- and below-market rent intangible and straight-line rent adjustments (c)	3,364	1,933	(643)	1,236	4,680
Merger and other expenses	(491)	(724)	(1,016)	935	(132)
Other amortization and non-cash charges	411	403	399	382	304
Impairment charges	—	16,410	—	—	19,420
	209,870	117,896	102,780	163,810	161,411

Adjustments for Pro Rata Ownership
Real Estate Joint Ventures:
Add: Pro rata share of adjustments for equity investments (d)	11,445	13,342	4,806	4,884	4,475
Less: Pro rata share of adjustments for amounts attributable to noncontrolling interests	(22)	(21)	(23)	(22)	(22)
	11,423	13,321	4,783	4,862	4,453
Equity Investment in WLT: (e)
Less: Loss from equity investment in WLT	4,483	4,180	848	N/A	N/A
Add: Distributions received from equity investment in WLT	—	—	—	N/A	N/A
	4,483	4,180	848	N/A	N/A
Adjusted EBITDA – Real Estate (f)	$270,370	$265,230	$255,431	$250,536	$267,390
________
(a)Comprised of items that we do not consider to be part of our core operating business plan or representative of our overall long-term operating performance, based on a number of factors, including the nature of the item and/or the frequency with which it occurs. We believe that these adjustments provide a more representative view of EBITDA from our core operating business and allow for more meaningful comparisons.
(b)Primarily comprised of unrealized gains and losses on derivatives, non-cash allowance for credit losses on loans receivable and direct financing leases and gains and losses from foreign currency movements, extinguishment of debt and marketable securities. Amounts from period to period will not be comparable due to unpredictable fluctuations in these gains and losses.
(c)Straight-line rent adjustments relate to our net-leased properties subject to operating leases.
(d)Amount for the three months ended March 31, 2021 includes a non-cash other-than-temporary impairment charge of $6.8 million recognized on an equity method investment in real estate. Amount for the three months ended December 31, 2020 includes a non-cash other-than-temporary impairment charge of $8.3 million recognized on another equity method investment in real estate.
(e)We record income and distributions from our equity investment in WLT (which was acquired in the second quarter of 2020) on a one quarter lag.
(f)Adjusted EBITDA is a non-GAAP measure. See the Disclosures Regarding Non-GAAP and Other Metrics section that follows for a description of our non-GAAP measures.

Investing for the long runTM | 43

W. P. Carey Inc.
Appendix – First Quarter 2021

Adjusted EBITDA, Investment Management – Last Five Quarters
In thousands.

	Three Months Ended
	Mar. 31, 2021	Dec. 31, 2020	Sep. 30, 2020	Jun. 30, 2020	Mar. 31, 2020
Net income (loss) from Investment Management	$7,047	$4,782	$2,414	$33,340	$(34,824)

Adjustments to Derive Adjusted EBITDA (a)
Other (gains) and losses (b)	(1,001)	452	(533)	1,178	(1,158)
(Benefit from) provision for income taxes	(637)	1,814	2,339	3,478	(9,892)
Merger and other expenses	15	306	420	139	319
Depreciation and amortization	—	—	—	—	987
Stock-based compensation expense	—	—	—	—	691
	(1,623)	2,572	2,226	4,795	(9,053)

Adjustments for Pro Rata Ownership
Equity Investments in the Managed Programs: (c)
Add: Distributions received from equity investments in the Managed Programs	432	409	388	926	2,196
Less: Loss (income) from equity investments in the Managed Programs (d) (e)	153	(842)	79	(31,743)	49,271
	585	(433)	467	(30,817)	51,467
Adjusted EBITDA – Investment Management (f)	$6,009	$6,921	$5,107	$7,318	$7,590
________
(a)Comprised of items that we do not consider to be part of our core operating business plan or representative of our overall long-term operating performance, based on a number of factors, including the nature of the item and/or the frequency with which it occurs. We believe that these adjustments provide a more representative view of EBITDA from our core operating business and allow for more meaningful comparisons.
(b)Primarily comprised of gains and losses from foreign currency movements and marketable securities. Amounts from period to period will not be comparable due to unpredictable fluctuations in these gains and losses.
(c)Adjustments to include cash distributions received from the Managed Programs in place of our pro rata share of net income from our ownership in the Managed Programs.
(d)Amount for the three months ended June 30, 2020 includes a non-cash net gain of $33.0 million (inclusive of $9.9 million attributable to the redemption of a noncontrolling interest that the former subadvisors for CWI 1 and CWI 2 held in the special general partner interests) recognized in connection with consideration received at closing of the CWI 1 and CWI 2 Merger.
(e)Amount for the three months ended March 31, 2020 includes non-cash other-than-temporary impairment charges totaling $47.1 million recognized on our former equity investments in CWI 1 and CWI 2.
(f)Adjusted EBITDA is a non-GAAP measure. See the Disclosures Regarding Non-GAAP and Other Metrics section that follows for a description of our non-GAAP measures.

Investing for the long runTM | 44

W. P. Carey Inc.
Appendix – First Quarter 2021

Disclosures Regarding Non-GAAP and Other Metrics

Non-GAAP Financial Disclosures
FFO and AFFO
Due to certain unique operating characteristics of real estate companies, as discussed below, NAREIT, an industry trade group, has promulgated a non-GAAP measure known as FFO, which we believe to be an appropriate supplemental measure, when used in addition to and in conjunction with results presented in accordance with GAAP, to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental non-GAAP measure. FFO is not equivalent to, nor a substitute for, net income or loss as determined under GAAP.
We define FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as restated in December 2018. The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from sales of property, impairment charges on real estate, gains or losses on changes in control of interests in real estate and depreciation and amortization from real estate assets; and after adjustments for unconsolidated partnerships and jointly owned investments. Adjustments for unconsolidated partnerships and jointly owned investments are calculated to reflect FFO.
We also modify the NAREIT computation of FFO to adjust GAAP net income for certain non-cash charges, such as amortization of real estate-related intangibles, deferred income tax benefits and expenses, straight-line rent and related reserves, other non-cash rent adjustments, non-cash allowance for credit losses on loans receivable and direct financing leases, stock-based compensation, non-cash environmental accretion expense, amortization of discounts and premiums on debt and amortization of deferred financing costs. Our assessment of our operations is focused on long-term sustainability and not on such non-cash items, which may cause short-term fluctuations in net income but have no impact on cash flows. Additionally, we exclude non-core income and expenses, such as gains or losses from extinguishment of debt and merger and acquisition expenses. We also exclude realized and unrealized gains/losses on foreign currency exchange transactions (other than those realized on the settlement of foreign currency derivatives), which are not considered fundamental attributes of our business plan and do not affect our overall long-term operating performance. We refer to our modified definition of FFO as AFFO. We exclude these items from GAAP net income to arrive at AFFO as they are not the primary drivers in our decision-making process and excluding these items provides investors a view of our portfolio performance over time and makes it more comparable to other REITs that are currently not engaged in acquisitions, mergers and restructuring, which are not part of our normal business operations. AFFO also reflects adjustments for unconsolidated partnerships and jointly owned investments. We use AFFO as one measure of our operating performance when we formulate corporate goals, evaluate the effectiveness of our strategies and determine executive compensation.
We believe that AFFO is a useful supplemental measure for investors to consider as we believe it will help them to better assess the sustainability of our operating performance without the potentially distorting impact of these short-term fluctuations. However, there are limits on the usefulness of AFFO to investors. For example, impairment charges and unrealized foreign currency losses that we exclude may become actual realized losses upon the ultimate disposition of the properties in the form of lower cash proceeds or other considerations. We use our FFO and AFFO measures as supplemental financial measures of operating performance. We do not use our FFO and AFFO measures as, nor should they be considered to be, alternatives to net income computed under GAAP, or as alternatives to net cash provided by operating activities computed under GAAP, or as indicators of our ability to fund our cash needs.
Same Store Pro Rata Rental Income
Same store pro rata rental income is a non-GAAP financial measure that is intended to reflect the performance of our net leased properties. We define this as contractual rents from our leased properties. Same store rental income excludes reimbursable tenant costs, amortization of intangibles and straight-line rent adjustments that are included in GAAP lease revenues. We present same store rental income on a pro rata basis to account for our share of income related to unconsolidated joint ventures and noncontrolling interests. We believe that same store pro rata rental income is a helpful measure that both investors and management can use to evaluate the financial performance of our leased properties. Same store pro rata rental income should not be considered as an alternative to lease revenues as an indication of our financial performance or to cash flows as a measure of liquidity or our ability to fund all needs. The method by which we calculate and present same store rental income and/or same store pro rata rental income may not be directly comparable to the way other REITs present such metrics.

Pro Rata Cash NOI
Cash net operating income (“cash NOI”) is a non-GAAP financial measure that is intended to reflect the performance of our net leased and operating properties. We define cash NOI as cash rents from our leased and operating properties less non-reimbursable property expenses. Cash NOI excludes amortization of intangibles and straight-line rent adjustments that are included in GAAP lease revenues. We present cash NOI on a pro rata basis (“pro rata cash NOI”) to account for our share of income related to unconsolidated joint ventures and noncontrolling interests. We believe that pro rata cash NOI is a helpful measure that both investors and management can use to evaluate the financial performance of our leased and operating properties and it allows for comparison of our operating performance between periods and to other REITs. Pro rata cash NOI should not be considered as an alternative to net income as an indication of our financial performance or to cash flows as a measure of liquidity or our ability to fund all needs. The method by which we calculate and present cash NOI and/or pro rata cash NOI may not be directly comparable to the way other REITs present such metrics.

Investing for the long runTM | 45

W. P. Carey Inc.
Appendix – First Quarter 2021

Normalized Pro Rata Cash NOI
Normalized pro rata cash NOI is pro rata cash NOI as defined above adjusted primarily to exclude our pro rata share of cash NOI from properties disposed of during the most recent quarter and to include a full quarter of pro rata cash NOI related to properties acquired or capital investments and commitments completed during the period, as applicable. We believe this measure provides a helpful representation of our net operating income from our in-place leased and operating properties.
Adjusted EBITDA
We believe that EBITDA is a useful supplemental measure to investors and analysts for assessing the performance of our business segments because (i) it removes the impact of our capital structure from our operating results and (ii) it is helpful when comparing our operating performance to that of companies in our industry without regard to such items, which can vary substantially from company to company. Adjusted EBITDA as disclosed represents EBITDA, modified to include other adjustments to GAAP net income for certain non-cash charges, such as impairments, non-cash rent adjustments and unrealized gains and losses from our hedging activity. Additionally, we exclude gains and losses on sale of real estate, which are not considered fundamental attributes of our business plans and do not affect our overall long-term operating performance. We exclude these items from adjusted EBITDA as they are not the primary drivers in our decision-making process. Adjusted EBITDA reflects adjustments for unconsolidated partnerships and jointly owned investments. Our assessment of our operations is focused on long-term sustainability and not on such non-cash and non-core items, which may cause short-term fluctuations in net income but have no impact on cash flows. We believe that adjusted EBITDA is a useful supplemental measure to investors and analysts, although it does not represent net income that is computed in accordance with GAAP. Accordingly, adjusted EBITDA should not be considered as an alternative to net income or as an indicator of our financial performance. EBITDA and adjusted EBITDA as calculated by us may not be comparable to similarly titled measures of other companies.
Cash Interest Expense
Cash interest expense is a non-GAAP financial measure equal to interest expense calculated in accordance with GAAP, plus capitalized interest and other non-cash amortization expense, less amortization of deferred financing costs and debt premiums/discounts, adjusted for pro rata ownership. See the definition of cash interest expense coverage ratio below for a reconciliation of cash interest expense to its most directly compared GAAP measure, interest expense.
Cash Interest Expense Coverage Ratio
Cash interest expense coverage ratio is a non-GAAP financial measure representing the ratio of Adjusted EBITDA to cash interest expense on a trailing 12 months basis. We believe this ratio is useful to investors as a supplemental measure of our ability to satisfy fixed interest expense obligations. Cash interest expense for the trailing 12 months as of March 31, 2021 is equal to $206.2 million, comprised of interest expense calculated in accordance with GAAP ($209.2 million), plus capitalized interest ($3.1 million) and other non-cash amortization expense ($0.9 million), less amortization of deferred financing costs and debt premiums/discounts ($12.5 million), adjusted for pro rata ownership ($5.6 million)
Other Metrics
Pro Rata Metrics
This supplemental package contains certain metrics prepared under the pro rata consolidation method. We refer to these metrics as pro rata metrics. We have a number of investments, usually with our affiliates, in which our economic ownership is less than 100%. Under the full consolidation method, we report 100% of the assets, liabilities, revenues and expenses of those investments that are deemed to be under our control or for which we are deemed to be the primary beneficiary, even if our ownership is less than 100%. Also, for all other jointly owned investments, which we do not control, we report our net investment and our net income or loss from that investment. Under the pro rata consolidation method, we present our proportionate share, based on our economic ownership of these jointly owned investments, of the assets, liabilities, revenues and expenses of those investments. Multiplying each of our jointly owned investments’ financial statement line items by our percentage ownership and adding or subtracting those amounts from our totals, as applicable, may not accurately depict the legal and economic implications of holding an ownership interest of less than 100% in our jointly owned investments.
ABR
ABR represents contractual minimum annualized base rent for our net-leased properties and reflects exchange rates as of March 31, 2021. If there is a rent abatement, we annualize the first monthly contractual base rent following the free rent period. ABR is not applicable to operating properties and is presented on a pro rata basis.

Investing for the long runTM | 46